As filed with the Securities and Exchange Commission on November 8, 2016
Registration No. 333-211924

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________
Pre-Effective Amendment No. 2 to Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_________________________

PREFERRED APARTMENT
COMMUNITIES, INC.

(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or other jurisdiction of incorporation or organization)
27-1712193
(I.R.S. Employer Identification Number)
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
(770) 818-4100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
John A. Williams
Chief Executive Officer
PREFERRED APARTMENT COMMUNITIES, INC.
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
(770) 818-4100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
_________________________
With copies to:

Jeffrey R. Sprain, Esq. Jared A. Seff, Esq. PREFERRED APARTMENT COMMUNITIES, INC. 3284 Northside Parkway NW, Suite 150 Atlanta, Georgia 30327 Tel: (770) 818-4100 Fax: (770) 818-4105	Peter M. Fass, Esq. James P. Gerkis, Esq. PROSKAUER ROSE LLP Eleven Times Square New York, New York 10036-8299 Tel: (212) 969-3000 Fax: (212) 969-2900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer   ☐    Accelerated filer   ☒     Non-accelerated filer ☐     Smaller reporting company   ☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each Unit consisting of one share of Series A Redeemable Preferred Stock, par value $0.01 per share, and one Warrant to purchase 20 shares of Common Stock, par value $0.01 per share(2)	$1,500,000,000	$151,050.00
Series A Redeemable Preferred Stock included as part of the Units(3)	-	-
Warrants included as part of the Units(4)	-	-
Common Stock issuable upon exercise of the Warrants	$585,000,000	$58,909.50(5)
Common Stock issuable upon redemption of the Series A Redeemable Preferred Stock(6)(7)	-	-
Common Stock issuable upon the exercise of previously issued and outstanding Warrants(8)	$262,000,670	(8)
Common Stock issuable upon redemption of previously issued and outstanding Series A Redeemable Preferred Stock(9)	-	-
Total	$2,085,000,000	$209,959.50*

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.

(2)	We are registering hereunder 1,500,000 Units.

(3)	We are registering hereunder 1,500,000 shares of Series A Redeemable Preferred Stock.

(4)	We are registering hereunder Warrants to purchase 30,000,000 shares of Common Stock.

(5)
Includes the offering price attributable to shares of Common Stock issuable upon exercise of the Warrants, assuming an exercise price of $19.50 per share. The registration fee has been calculated in accordance with Rule 457(i) of the Securities Act.

(6)
We also are registering hereunder 125,000,000 shares of Common Stock that may be issuable upon the redemption of the Series A Redeemable Preferred Stock, assuming a hypothetical share price of $12.00 per share. The shares of Common Stock issuable upon redemption of the Series A Redeemable Preferred Stock will be issued for no additional consideration, and therefore no registration fee is required pursuant to Rule 457(i) of the Securities Act.

(7)
Pursuant to Rule 416 of the Securities Act, such number of shares of Common Stock registered hereby also shall include an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, recapitalizations or similar events or adjustments in the number of shares issuable as provided in the Warrants and in the articles supplementary setting forth the rights, preferences and limitations of the Series A Redeemable Preferred Stock.

(8)
Shares of Common Stock that may be issued upon the exercise of Warrants issued pursuant to Registration Statement No. 333-183355 that have not previously been exercised and have not yet expired or have not yet been issued. The proposed maximum aggregate offering price assumes a $16.07 exercise price for unissued Warrants. Pursuant to Rule 415(a)(5)-(6), no additional filing fee is required to be paid for these shares of Common Stock because the issuance of these shares were previously registered on the aforementioned registration statement and the fees were paid in connection with such registration statement.

(9)
We also are registering hereunder an indeterminate number of shares of Common Stock that may be issuable upon the redemption of the issued and outstanding Series A Redeemable Preferred Stock issued pursuant to Registration Statement No. 333-183355. The shares of Common Stock issuable upon redemption of the prior issued and outstanding Series A Redeemable Preferred Stock will be issued for no additional consideration, and therefore no registration fee is required pursuant to Rule 457(i) of the Securities Act.

* $269,876.00 was previously paid in June 2016 to register 2,000,000 shares of Series A Redeemable Preferred Stock and Warrants to purchase 40,000,000 shares of Common Stock. Accordingly, the registrant will request an offset fee credit in the amount of $59,916.50 to be used as a credit against future filing fees of the Company.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file an amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED , 2016
PRELIMINARY PROSPECTUS

Maximum of 1,500,000 Units consisting of 1,500,000 Shares of Series A Redeemable Preferred Stock and Warrants to Purchase 30,000,000 Shares of Common Stock
(Liquidation Preference $1,000 per share of Series A Redeemable Preferred Stock (subject to adjustment))
We are offering a maximum of 1,500,000 shares of our Series A Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series A Redeemable Preferred Stock, and warrants, referred to as the Warrants, to purchase a maximum of 30,000,000 shares of our common stock in this offering. This prospectus also covers the shares of common stock that are issuable from time to time upon exercise of the Warrants and that may be issuable upon redemption of the Series A Redeemable Preferred Stock. The Series A Redeemable Preferred Stock and the Warrants will be sold in units, or Units, with each Unit consisting of (i) one share of Series A Redeemable Preferred Stock with an initial stated value of $1,000 per share, and (ii) one Warrant to purchase 20 shares of common stock, exercisable by the holder at an exercise price that is set at a 20% premium to the current market price per share of our common stock determined using the volume weighted average price per share of our common stock for the 20 trading days prior to the date of issuance of such Warrant, subject to a minimum exercise price of $19.50 per share (subject to adjustment). Each Unit will be sold at a public offering price of $1,000 per Unit. Units will not be issued or certificated. The shares of Series A Redeemable Preferred Stock and the Warrants are immediately detachable and will be issued separately. The Warrants are not exercisable until one year from the date of issuance and expire four years from the date of issuance. The Series A Redeemable Preferred Stock ranks senior to our common stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of our Series A Redeemable Preferred Stock will have no voting rights. On November 18, 2011, the Securities and Exchange Commission, or SEC, declared effective our registration statement on Form S-11 (Registration Statement No. 333-176604), as the same may be amended from time to time, or the Primary Series A Registration Statement, for the offering of Units. The offering under the Primary Series A Registration Statement is referred to herein as the Primary Series A Offering. The Primary Series A Offering expired on December 31, 2013 and 89,408 Units were issued and sold under the Primary Series A Registration Statement. On October 11, 2013, the SEC declared effective our registration statement on Form S-3 (Registration Statement No. 333-183355), as the same may be amended from time to time, or our First Follow-On Series A Registration Statement, for an offering of up to an additional 900,000 Units. The offering under the First Follow-On Series A Registration Statement is referred to herein as the First Follow-On Series A Offering. The offering under this prospectus is a follow-on offering to the First Follow-On Series A Offering and, except as described in this prospectus, the terms of the First Follow-On Series A Offering are substantially similar to the offering under this prospectus.
Our common stock trades on the NYSE under the symbol "APTS." On November 4, 2016, the last reported sale price of our common stock on the NYSE was $13.21 per share. There is no established trading market for our Series A Redeemable Preferred Stock or any of the Warrants and we do not expect a market to develop. We do not intend to apply for a listing of the Series A Redeemable Preferred Stock or any of the Warrants on any national securities exchange.
Investing in our securities involves significant risks. You should carefully read and consider "Risk Factors" included in our most recent Annual Report on Form 10-K and any subsequent periodic securities reports, on page 14 of this prospectus and in any additional prospectus or any prospectus supplement before investing in our securities.

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled "Description of Capital Stock and Securities Offered — Restrictions on Ownership and Transfer" in this prospectus for a description of these restrictions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Maximum Offering
Public offering price	$1,000.00	$ 1,500,000,000 (1)
Selling commissions(2)(3)	$70.00	$105,000,000
Dealer manager fee(2)(3)	$30.00	$45,000,000
Proceeds, before expenses, to us	$900.00	$1,350,000,000

(1)
Initial gross proceeds. If the Warrants are exercised in full at the minimum exercise price of $19.50 per share of common stock, the Company will receive additional gross proceeds equal to $585.0 million.

(2)
Selling commissions and the dealer manager fee will equal up to and including 7% and 3% of aggregate gross proceeds, respectively. Each is payable to our dealer manager. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. The value of such items will be considered underwriting compensation in connection with this offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The combined selling commissions, dealer manager fee and such non-cash compensation for this offering will not exceed 10% of the aggregate gross proceeds of this offering, which is referred to as FINRA’s 10% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds.

(3)
We expect our dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our Units. Our dealer manager may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. In addition, our dealer manager also may reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a non-accountable marketing or due diligence allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.

The dealer manager of this offering is Preferred Capital Securities, LLC, or PCS, our affiliate. The dealer manager is not required to sell any specific number or dollar amount of Units, but will use its "reasonable best efforts" to sell the Units offered. The minimum permitted purchase is generally $5,000, but purchases of less than $5,000 may be made in the discretion of the dealer manager. We expect to sell up to 1,500,000 Units in this offering by [ ], 2019, which may be extended through [ ], 2020, in our sole discretion. If we extend the offering period beyond [ ], 2019, we will supplement this prospectus accordingly, if required. We may terminate this offering at any time or may offer Units pursuant to a new registration statement.

We will sell Units through Depository Trust Company, or DTC, DTC settlement, or DTC Settlement; or, under special circumstances, through Direct Registration System settlement, or DRS Settlement. See the section entitled "Plan of Distribution" in this prospectus for a description of these settlement methods.

PREFERRED CAPITAL SECURITIES, LLC,
as Dealer Manager
The date of this prospectus is           , 2016

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in any amendment or prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.
The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information about Preferred Apartment Communities" and "Incorporation of Certain Documents By Reference."
Unless otherwise indicated or the context requires otherwise, including with respect to the securities offered by this prospectus as described in "Description of Capital Stock and Securities Offered," in this prospectus or any prospectus supplement hereto, references to the "Company," "we," "us" and "our" mean Preferred Apartment Communities, Inc. and its consolidated subsidiaries, including, without limitation, Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, or our Operating Partnership, and "our Manager" refers to Preferred Apartment Advisors, LLC, a Delaware limited liability company, which is our external manager and advisor and a related party.

MARKET AND INDUSTRY DATA AND FORECASTS
In this prospectus, we present certain economic and industry data and forecasts derived from cited third party sources, which data and forecasts are publicly available for free or upon payment as part of a subscription service. None of such data and forecasts was prepared specifically for us. No third party source that has prepared such information has reviewed or passed upon our use of the information in this prospectus, and no third party source is quoted or summarized in this prospectus as an expert. All statements contained in this prospectus in connection with or related to such data and forecasts are attributed to us, and not to any such third party source or any other person.

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS
Statements made in this prospectus and the information incorporated by reference into this prospectus that are not historical factual statements are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "goals," "guidance," "trends," "intend," "should," "could," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:
•     our business and investment strategy;
•     our projected operating results;

•	actions and initiatives of the U.S. Government and changes to U.S. Government policies and the execution and impact of these actions, initiatives and policies;
•     the state of the U.S. economy generally or in specific geographic areas;
•     economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements, including through the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac;
•     financing and advance rates for our target assets;
•     our expected leverage;
•     changes in the values of our assets;
•     our expected portfolio of assets;
•     our expected investments;
•     interest rate mismatches between our target assets and our borrowings used to fund such investments;
•     changes in interest rates and the market value of our target assets;
•     changes in prepayment rates on our target assets;
•     effects of hedging instruments on our target assets;
•     rates of default or decreased recovery rates on our target assets;
•     the degree to which our hedging strategies may or may not protect us from interest rate volatility;
•     impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes, or REIT;
•     our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;
•     availability of investment opportunities in mortgage-related and real estate-related investments and securities;
•     availability of qualified personnel;
•     estimates relating to our ability to make distributions to our stockholders in the future;
•     competition in the markets we compete in;
•     market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy;

•	weakness in the national, regional and local economies, which could adversely impact consumer spending and retail sales and in turn tenant demand for space and could lead to increased store closings;

•	changes in market rental rates;

•	changes in demographics (including the number of households and average household income) surrounding our shopping centers;

•	adverse financial conditions for grocery anchors and other retail, service, medical or restaurant tenants;

•	continued consolidation in the retail and grocery sector;

•	excess amount of retail space in our markets;

•	reduction in the demand by tenants to occupy our shopping centers as a result of reduced consumer demand for certain retail formats;

•	the growth of online retailers and super-centers and warehouse club retailers, such as those operated by Wal-Mart and Costco, and their adverse effect on traditional grocery chains;

•	our ability to aggregate a critical mass of grocery-anchored shopping centers or to spin-off, sell or distribute them;

•	the impact of an increase in energy costs on consumers and its consequential effect on the number of shopping visits to our centers; and

•	consequences of any armed conflict involving, or terrorist attack against, the United States.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information about us, but does not contain all the information that may be important to you. This prospectus includes specific terms of the offering and information about our business and financial data. You should read carefully this entire prospectus, including the matters set forth under the caption "Risk Factors," and the information incorporated by reference in this prospectus before making an investment decision.

Our Company

We were formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities, and we may make real estate loans, provide deposit arrangements or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets, subject to any temporary increase unanimously approved by our Board of Directors, which we refer to as the 20% non-multifamily related asset cap, in other real estate related investments, including other income producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other property types, membership or partnership interests in other property types as determined by Preferred Apartment Advisors, LLC, a Delaware limited liability company, or our Manager, as appropriate for us. We have no employees of our own; our Manager provides all managerial and administrative personnel to us pursuant to the Sixth Amended and Restated Management Agreement, effective as of June 3, 2016, among the Company, Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership, or our Operating Partnership, and our Manager. As referred to herein, the Sixth Amended and Restated Management Agreement, as it has been or may be amended, is referred to as the Management Agreement. We have elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with the tax year ended December 31, 2011. Our Manager has not offered prior programs or REITs which disclosed in the offering materials a date or time period at which the program or REIT might be liquidated.

Our consolidated financial statements include the accounts of the Company and our Operating Partnership. We control our Operating Partnership through our sole general partnership interest in the Operating Partnership, and we conduct substantially all of our business through our Operating Partnership.

Competitive Strengths

We believe that we distinguish ourselves from many of our competitors through the following competitive advantages:

•	experienced management team with significant expertise in real estate and real estate-related debt investments and capital markets;

•	access to a pipeline of investment opportunities;

•	benefits from our relationship with our Manager and its affiliates; and

•	dedicated asset management team.

Investment Strategy
We seek to maximize returns for our stockholders by taking advantage of the current environment in the real estate market and the United States economy. We intend to employ efficient management techniques to grow income and create asset value. Our investment strategies may include, without limitation, the following:

•
Acquiring Class “A” multifamily assets in performing and stable markets throughout the United States; these multifamily assets, we believe, will generate sustainable and growing cash flow from operations sufficient to allow us to cover the dividends that we expect to declare and pay, and, we believe, will have the potential for capital appreciation. These multifamily assets will generally be located in metropolitan statistical areas, or MSAs, with at least one million people, which we expect will generate job growth and where we believe new multifamily development of comparable properties is able to be absorbed at attractive rental rates.

•
Acquiring Class “A” multifamily assets dedicated to student housing at universities around the United States. These assets will be located near the applicable campus. We will endeavor to acquire assets with demonstrated track records of occupancy and rental rates. The universities served by these assets should generally be larger schools typically demonstrating increasing enrollment and market trends that indicate new development is being or should be absorbed at attractive rental rates.

•
Acquiring Class “A” multifamily assets that are intended to be financed with longer-term, assumable, fixed-rate debt typically provided by the Federal Housing Administration or FHA and Department of Housing and Urban Development or HUD programs.

•
Acquiring Class “A” multifamily assets that present an opportunity to implement a value-add program whereby the properties can be upgraded or improved physically to better take advantage of the increased rental rates that we believe the relevant markets will command.

•
Acquiring grocery-anchored shopping centers, subject to a limitation that non-multifamily real estate related investments may not exceed the 20% non-multifamily related asset cap. These assets are typically anchored by one of the market dominant or specialty grocers in the trade area. We will endeavor to acquire shopping centers with a track record of strong, increasing sales per square foot at the anchor store. We will also target on a select basis a specialty grocer, such as Whole Foods, Sprouts, Fresh Market, or Trader Joes, in a market where they have a high sales per square foot store.

•
Acquiring Class "A" office assets, subject to a limitation that non-multifamily real estate related investments may not exceed the 20% non-multifamily related asset cap. We will endeavor to acquire well leased, high credit, low risk, Class "A" office buildings.

•
Originating real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties, other multifamily related assets and, subject to the 20% non-multifamily related asset cap, non-multifamily related assets.

•
It is our policy to acquire any of our target assets primarily for income, and only secondarily for possible capital gain. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily properties and, subject to the 20% non-multifamily related asset cap, non-multifamily related assets, and we may make real estate loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties.

•
We also may invest in real estate related debt, including, but not limited to, newly or previously originated first mortgage loans on multifamily properties and, subject to the 20% non-multifamily related asset cap, non-multifamily related assets that meet our investment criteria, which are performing or non-performing, newly or previously originated second position loans on multifamily properties and, subject to the 20% non-multifamily related asset cap, non-multifamily assets that meet our investment criteria (second or subsequent mortgages), which are performing or non-performing, and tranches of securitized loans (pools of collateralized mortgaged-backed securities) on multifamily properties and, subject to the 20% non-multifamily related asset cap, non-multifamily related assets that meet our investment criteria, which are performing or non-performing. In connection with our investments in second position loans, we may negotiate the inclusion of exclusive purchase options on the to-be-developed properties. These purchase options may include a fixed purchase price set at the time we enter into the loan, or a purchase price which is calculated as a certain discount from market capitalization rates determined at the date of exercise of such purchase option.

Any asset acquisitions from affiliated third parties have been, and will continue to be, subject to approval by our conflicts committee comprised solely of independent directors. Our Manager's investment committee will periodically review our investment portfolio and its compliance with our investment guidelines and policies. Our Manager will provide our Board of Directors an investment report at the end of each quarter in conjunction with its review of our quarterly results. Our investment guidelines, the assets in our portfolio, the decision to utilize leverage, and the appropriate levels of leverage are periodically reviewed by our Board of Directors as part of their oversight of our Manager. Our Board of Directors may amend or revise our investment guidelines without a vote of the stockholders.

Marketing and Branding Strategy

Our Manager has branded, and intends to brand, all apartment communities owned by us as “A Preferred Apartment Community”, which we believe signifies outstanding brand and management standards, and has obtained rights to the trademark, including federal registration of the trademark with the United States Patent and Trademark Office, to help secure our brand. We believe our brand will enhance each individual property's presence in relation to other properties within that marketplace.

On September 17, 2010, we entered into a trademark license and assignment agreement pursuant to which we granted an exclusive, worldwide, fully-paid, royalty-free license of all our trademarks to our Manager and agreed to assign all of our trademarks to our Manager upon the applications related to our trademarks being successfully converted to use-based applications with the United States Patent and Trademark Office. Pursuant to this agreement, in March 2012, we assigned these trademarks to our Manager and concurrently entered into a royalty-free license agreement for these trademarks with us as licensee. Similarly, in March 2012, our Manager entered into a royalty-free license agreement with us as licensee with respect to all other intellectual property of the Manager. In the event of termination of the Management Agreement, all rights to our name will be transferred to us.

We have implemented what we believe to be an innovative and unique marketing and branding strategy at each multifamily community that we own by implementing the PAC Concierge, PAC Rewards and PAC Partners programs. We intend to implement this same marketing and branding strategy at each multifamily community we acquire.

Our PAC Concierge Program is a complimentary service for residents designed to offer them the type of personal concierge services that one might expect at a high end resort. The concierge services are provided by a professionally trained third party team and is available to our residents 24/7 by telephone, email or web access through our unique resident web portal. Our PAC Rewards program, once communities are enrolled in the program, allows residents to accumulate and redeem reward points for services and upgrades. Residents may accumulate Preferred Rewards, for example, when they sign their lease, pay their rent online, renew their leases, or when a resident's referral signs a new lease. Our PAC Partners program establishes reciprocal relationships between a Preferred Apartment Community and neighborhood businesses to provide our residents with benefits such as discounts, perks and other incentives as an enticement to frequent those businesses and to support the local community.

Risk Management

Risk management is a fundamental principle in the development of our portfolio of assets and in the management of each investment. Diversification of our portfolio by investment size and location is critical in our attempt to manage portfolio-level risk. It is our policy that no single asset will exceed 15% of our total assets and that we will not have more than 25% of our total assets invested in any single MSA, unless otherwise approved by our Board of Directors. Other than the 20% non-multifamily related asset cap, there is no limitation on (i) the percentage of assets of any one type of investment which we may invest in, and (ii) in the case of securities, the percentage of securities of any one issuer which we may acquire.

Investment Committee

Our Manager has an investment committee that meets periodically, at least every quarter, to discuss investment opportunities. The investment committee periodically reviews our investment portfolio and its compliance with our investment guidelines described above, and our Manager provides our Board of Directors an investment report at the end of each quarter in conjunction with its review of our quarterly results. From time to time, as it deems appropriate or necessary, our Board of Directors also will review our investment portfolio and its compliance with our investment guidelines and the appropriateness of our investment guidelines and strategies.

Management Agreement

We are externally managed and advised by our Manager. Our Manager is subject to the supervision and oversight of our Board of Directors at all times and has only such functions and authority as we delegate to it. We do not have any employees.

Pursuant to the Management Agreement, our Manager provides us with a management team and appropriate support personnel to implement our business strategy and perform certain services for us, subject to oversight by our Board of Directors. Our Manager is responsible for, among other duties, (1) performing and administering all our day-to-day operations, (2) determining investment criteria in conjunction with our Board of Directors, (3) sourcing, analyzing and executing asset acquisitions, sales and financings, (4) performing asset management duties, (5) performing property management duties, and (6) performing financial and accounting management.

The following table summarizes the fees and expense reimbursements that we will pay to our Manager (or persons affiliated with or related to our Manager, including our officers):

Type of Compensation	Determination of Amount
Offering, Acquisition and Operation Stage
Loan Origination Fees
Fees payable to our Manager in the amount of 1.0% of the amount that may be advanced for a real estate related loan or other investment that is a loan, along with reimbursement of acquisition expenses actually incurred by the Manager or any of its affiliates in connection with such loan originations (other than those paid by the borrower). The amount originated shall equal the maximum amount that may be advanced for a real estate related loan or other investment that is a loan, inclusive of expenses related thereto (other than those paid by the borrower), but exclusive of loan origination fees.

Acquisition Expenses (1)
We will reimburse our Manager for expenses actually incurred (including personnel costs) related to selecting, evaluating and making investments on our behalf, regardless of whether we actually make the related investment. Personnel costs associated with providing such services will be determined based on the amount of time incurred by the applicable employee of our Manager and the corresponding payroll and payroll related costs incurred by our Manager. In addition, we also will pay third parties, or reimburse our Manager or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder's fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs, regardless of whether we make the related investment.

Asset Management Fee(2)

We will pay our Manager a monthly fee equal to one-twelfth of 0.50% of the total value of our assets (including cash or cash equivalents) based on the adjusted cost of our assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with generally accepted accounting principles, or GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs) and as adjusted for appropriate closing dates for individual asset acquisitions. This fee will be payable monthly in cash or shares of our common stock, at the option of the Manager. This fee will be appropriately pro rated for any partial month.

Multifamily Property Management and Leasing Fee(2)
We will pay our Manager a monthly fee equal to 4% of the monthly gross revenues of our multifamily properties managed, for services in connection with the rental, leasing, operation and management of our multifamily properties and the supervision of any third parties that are engaged by our Manager to provide such services. Our Manager may subcontract the performance of its multifamily property management and leasing services duties to third parties or affiliates and pay all or a portion of its multifamily property management fee to such persons with whom it contracts for these services. Our Manager will be responsible for all fees payable to third parties or affiliates in connection with subcontracted property management and leasing duties. The property management and leasing fee will be payable monthly in arrears, based on the actual gross revenues for the prior month.

Retail Management Fee(2)
We will pay our Manager a monthly fee equal to 4% of the gross revenues managed per month, for services in connection with the operation and management of our retail real estate assets and the supervision of any third parties that are engaged by our Manager to provide such services. Our Manager may subcontract the performance of its retail property management duties to third parties or affiliates and pay all or a portion of its retail management fee to such persons with whom it contracts for these services. Our Manager will be responsible for all fees payable to third parties or affiliates in connection with subcontracted retail property management duties. The retail management fee will be payable monthly in arrears, based on the actual gross revenues for the prior month.

Retail Leasing Fees
We will pay our Manager a commission with respect to a new lease for a retail real estate asset equal to the greater of (A) four dollars per square foot and (B) 4% of the aggregate base rental payments to be paid by tenant for the first ten years of the original lease term. In the event of co-broker participation in a new lease for a retail real estate asset, the leasing commission determined for a new lease, with respect to such lease, will be increased by 50% which increased commission amount will be shared between our Manager and such co-broker on a split basis mutually acceptable to our Manager and such co-broker, provided that our Manager's share shall not exceed 100% o the amount our Manager would have received without outside broker involvement, nor be less than 50% of the increased amount. We will pay a commission to our Manager with respect to a negotiated renewal of an existing lease for a retail real estate asset equal to the greater of (A) two dollars per square foot and (B) 2% of the aggregate base rental payments to be paid by tenant for the first ten years of the newly renewed term. In no event shall the retail leasing fees paid to our Manager exceed customary market rates. Our Manager may subcontract the performance of its retail leasing duties to third parties or affiliates and pay all or a portion of its retail leasing fee to such persons with whom it contracts for these services. Our Manager will be responsible for all fees payable to third parties or affiliates in connection with subcontracted retail leasing duties. The retail leasing fee will be payable upon the earlier to occur of rent commencement or tenant's opening for business.

Office Management Fee(2)
We will pay our Manager a monthly fee equal to 4% of the gross revenues managed per month, for services in connection with the operation and management of our office real estate assets and the supervision of any third parties that are engaged by our Manager to provide such services. Our Manager may subcontract the performance of its office property management duties to third parties or affiliates and pay all or a portion of its office management fee to such persons with whom it contracts for these services. Our Manager will be responsible for all fees payable to third parties or affiliates in connection with subcontracted office property management duties. The office management fee will be payable monthly in arrears, based on the actual gross revenues for the prior month.

Office Leasing Fees
We will pay our Manager a commission with respect to a new lease for an office real estate asset equal to 50% of the first month's gross rent plus 2% of the remaining fixed gross rent of the guaranteed lease term. In the event of co-broker participation in a new lease for an office real estate asset, the leasing commission determined for a new lease, with respect to such lease, will be 150% of the first month's gross rent plus 6% of the remaining fixed gross rent of the guaranteed lease term. We will pay a commission to our Manager with respect to a negotiated renewal of an existing lease for an office real estate asset equal to 2% of the fixed gross rent of the guaranteed lease term or, in the event of a co-broker, 6% of the fixed gross rent of the guaranteed lease term. In no event shall the office leasing fees paid to our Manager exceed customary market rates. Our Manager may subcontract the performance of its office leasing duties to third parties or affiliates and pay all or a portion of its office leasing fee to such persons with whom it contracts for these services. Our Manager will be responsible for all fees payable to third parties or affiliates in connection with subcontracted office leasing duties. The office leasing fee will be payable upon the earlier to occur of rent commencement or tenant's opening for business.

General and Administrative Expenses Fee(1)(2)(3)
We will pay our Manager a monthly fee equal to 2% of our monthly gross revenues in connection with the administration of our day-to-day operations and the performance and supervision of the performance of such other administrative functions necessary for our management.

Disposition Fee on Sale of Assets	We will pay our Manager a commission upon the sale of one or more of our properties or other assets in an amount equal to 1% of the sale price of the asset.
Construction Fee, Development Fee and Landscaping Fee
We will pay our Manager a construction fee, development fee and landscaping fee at market rates customary and competitive in light of the size, type and location of the asset in connection with the construction, development or landscaping of a property.

Loan Coordination Fee
We will pay to our Manager a loan coordination fee equal to 1.6% of any assumed, new or supplemental debt incurred in connection with an acquired property, or of 63% of the purchase price if the asset is not leveraged. In connection with the payment of any loan coordination fee, the amount of that loan coordination fee will be reduced by the aggregate amount of all loan coordination fees and loan origination fees previously paid on the same real estate or real estate-related asset. We will pay to our Manager or its permitted assignees the loan coordination fee promptly upon the closing of the financing or refinancing.

Accrued Fees Upon Termination
In the event we terminate the Management Agreement without cause or the Manager terminates the Management Agreement for cause, or upon our liquidation, we are required to pay to our Manager a termination payment, or the Termination Payment, equal to the recurring fees paid or owing relating to the prior 12-month period multiplied by (a) 3.0, if the effective date of termination is on or prior to December 31, 2017, or (b) 2.5, if the effective date of termination is on or after January 1, 2018. If our Manager is sold to an unaffiliated third party without the consent of our independent directors, or if our Manager assigns the Management Agreement, in whole or in part, without the consent of a majority of our independent directors and the Operating Partnership, our Manager will not be entitled to the Termination Payment.

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(1) Amounts paid in respect of acquisition expenses and the general and administrative expenses fee include our portion of any expenses incurred by our Manager on behalf of joint ventures in which we are a participant.

(2) The total amount of the asset management, multifamily property management and leasing, retail management, office management and general and administrative fees and expenses paid or reimbursed to our Manager will be capped at 1.5% of total value of our assets (including cash and cash equivalents) based on the adjusted cost of our assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs).

(3) In addition to the general and administrative expenses fee, we may reimburse our Manager for certain costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, personnel costs. See the note to our financial statements entitled "Related Party Transactions" included in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and SEC reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus for details relating to these additional costs and expenses.

The Offering
Issuer	Preferred Apartment Communities, Inc.
Series A Redeemable Preferred Stock offered by us	A maximum of 1,500,000 shares of Series A Redeemable Preferred Stock will be offered as part of the Units through our dealer manager in this offering on a reasonable best efforts basis.

Ranking.  The Series A Redeemable Preferred Stock ranks senior to our common stock with respect to the payment of dividends and rights upon liquidation, dissolution or winding up. Investors in the Series A Redeemable Preferred Stock should note that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series A Redeemable Preferred Stock receive a return of their capital.

Stated Value.  Each share of Series A Redeemable Preferred Stock will have an initial "Stated Value" of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series A Redeemable Preferred Stock, as set forth in the articles supplementary setting forth the rights, preferences and limitations of the Series A Redeemable Preferred Stock, or the Articles Supplementary.

Dividends.  Holders of Series A Redeemable Preferred Stock are entitled to receive, when and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Redeemable Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series A Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance. We paid the initial dividend on our Series A Redeemable Preferred Stock in May 2012 to stockholders of record as of April 30, 2012, and thereafter have consistently paid monthly dividends on the Series A Redeemable Preferred Stock. We expect to continue to pay dividends on the Series A Redeemable Preferred Stock monthly, unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We also expect to continue to authorize and declare dividends on the shares of Series A Redeemable Preferred Stock on a monthly basis payable on the 20th day of the month following the month for which the dividend was declared (or the next business day if the 20th day is not a business day). The timing and amount of such dividends will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.

Redemption at the Option of a Holder.  During the period beginning on the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the first anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 13% redemption fee, plus any accrued but unpaid dividends.

During the period beginning one year from the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the third anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 10% redemption fee, plus any accrued but unpaid dividends.

During the period beginning three years from the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the fourth anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 5% redemption fee, plus any accrued but unpaid dividends.

During the period beginning four years from the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the fifth anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 3% redemption fee, plus any accrued but unpaid dividends.

Beginning five years from the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed, the holder will have the right to require the Company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value, initially $1,000 per share, plus any accrued but unpaid dividends.

In addition, subject to restrictions, beginning on the date of original issuance and ending two years thereafter, we will redeem such shares of Series A Redeemable Preferred Stock of a holder who is a natural person upon his or her death at the written request of the holder's estate at a redemption price equal to the Stated Value, initially $1,000 per share, plus accrued and unpaid dividends thereon through and including the date of redemption, less all dividends previously paid to the holder or the estate.

If a holder of Series A Redeemable Preferred Stock, or a holder's estate upon death of a holder, causes the Company to redeem such shares of Series A Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price per share of our common stock for the 20 trading days prior to the redemption, in exchange for the Series A Redeemable Preferred Stock.

Optional Redemption by the Company.  After ten years from the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem such shares of Series A Redeemable Preferred Stock at 100% of the Stated Value, initially $1,000 per share, plus any accrued but unpaid dividends. If we choose to redeem any shares of Series A Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price per share of our common stock for the 20 trading days prior to the redemption, in exchange for the Series A Redeemable Preferred Stock.

Our obligation to redeem any of the shares of Series A Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption.

Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series A Redeemable Preferred Stock, the holders of shares of Series A Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued but unpaid dividends.

Warrants offered by us	A maximum offering of Warrants to purchase up to 30,000,000 shares of common stock will be offered as part of the Units through our dealer manager in this offering on a reasonable best efforts basis.
The Warrants will be exercisable beginning one year from the date of original issuance and ending four years from the date of such issuance.

The initial exercise price will be at a 20% premium to the current market price per share of our common stock on the date of issuance of the Warrant, subject to a minimum exercise price of $19.50 per share. The current market price will be determined using the weighted average price per share of the previous 20 days of trading volume.

Capital stock to be outstanding after this offering
2,489,408 shares of Series A Redeemable Preferred Stock, assuming the maximum offering of 1,500,000 Units in this offering, 900,000 Units in the First Follow-On Series A Offering and the 89,408 Units issued in the Primary Series A Offering.

24,681,281 shares of common stock(1)

500,000 mShares, assuming the maximum offering of 500,000 mShares under our registration statement on Form S-3 (Reg. No. 333- ).

Estimated use of proceeds
Assuming the maximum offering, we estimate that we will receive net proceeds from the sale of Units in this offering of approximately $1.328 billion after deducting estimated offering expenses, including selling commissions and the dealer manager fee, payable by us of approximately $172.5 million. We intend to invest the net proceeds of this offering in connection with the acquisition of multifamily properties and other real estate-related investments, including grocery-anchored shopping centers, and for general working capital purposes. If all the net proceeds of this offering are used to directly acquire real property, we estimate that these investments would have an aggregate gross value (inclusive of mortgage indebtedness) of approximately $3.6 billion assuming the maximum offering. We intend to acquire such investments through the incurrence of indebtedness (secured and unsecured) of approximately 63% of the value of our tangible assets on a portfolio basis, with the balance of the acquisition cost thereof funded through the use of the net proceeds of this offering. Until appropriate assets can be identified, our Manager may invest the net proceeds of this offering in interest-bearing short-term investments that are consistent with our intention to qualify as a REIT. Any interest-bearing short-term investment we make likely will provide a lower net return than we will seek to achieve from our target assets. See the section entitled "Use of Proceeds" included elsewhere in this prospectus.

NYSE
Our common stock is listed on the NYSE under the trading symbol "APTS."  There is no established public trading market for the offered shares of Series A Redeemable Preferred Stock or the Warrants and we do not expect a market to develop. We do not intend to apply for a listing of the Series A Redeemable Preferred Stock or the Warrants on any national securities exchange.

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(1)         The number of shares of common stock to be outstanding immediately after this offering as shown above reflects the 24,681,281 shares of common stock outstanding as of September 30, 2016. This number includes the 23,247 shares of unvested restricted common stock issued to our independent directors in lieu of paying cash as compensation for annual service on our Board of Directors. This number excludes (a) shares of common stock that may be issued upon redemption of the Series A Redeemable Preferred Stock, offered pursuant to the First Follow-On Series A Offering or the Primary Series A Offering, (b) up to 17,623,720 shares of common stock issuable upon the exercise of the Warrants that have been issued in our First Follow-On Series A Offering or our Primary Series A Offering or that may be issued in our First Follow-On Series A Offering, assuming the maximum offering offered pursuant to the First Follow-On Series A Offering, (c) shares of common stock that may be issued upon redemption of the Series A Redeemable Preferred Stock, offered hereby, and (d) up to 30,000,000 shares of common stock issuable upon the exercise of the Warrants, assuming the maximum offering offered hereby. This number also excludes approximately 2,617,500 shares of common stock reserved for future issuance under our equity incentive plan.

Capital Structure
The Series A Redeemable Preferred Stock ranks senior to our common stock and to the Class A Units and Class B Units issued by our Operating Partnership and on parity with the Series A Redeemable Preferred Limited Partnership Units issued by our Operating Partnership with respect to both payment of dividends and distribution of amounts upon liquidation. Our Board of Directors has the authority to issue shares of additional series of preferred stock that could be senior in priority to the Series A Redeemable Preferred Stock.

Determination of Offering Price

The selling price of the Units has been determined pursuant to discussions between us and our affiliated dealer manager, based upon the following primary factors: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the present state of our development; the prevailing conditions of the equity securities markets at the time of this offering; the present state of the market for non-traded REIT securities; current market valuations of public companies considered comparable to our Company; and the price per Unit in our First Follow-On Series A Offering and our Primary Series A Offering. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

However, for the purpose of allowing the dealer manager and the participating broker-dealers to comply with FINRA Rule 2310(b)(5) and to participate in the distribution of this offering of Series A Redeemable Preferred Stock, we have agreed that annually we will provide a per share estimate of the value of our Series A Redeemable Preferred Stock in the annual report to shareholders filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

Covered Security
The term "covered security" applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act of 1933, as amended, or the Securities Act. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange, such as the NYSE. Our Series A Redeemable Preferred Stock is a covered security because it is senior to our common stock and therefore is exempt from state registration. Although the Warrants are not “covered securities," most states include an exemption for warrants that are exercisable into a listed security. Therefore, the Warrants are only subject to state registration in any state that does not provide such an exemption and this offering must be registered under the securities regulations of such states in order to sell the Warrants in these states.

              There are several advantages to both issuers and investors of a security being deemed a covered security. These include:
•    More Investors — Covered securities can be purchased by a broader range of investors than can non-covered securities. Non-covered securities are subject to suitability requirements that vary from state to state. These so-called “Blue Sky" regulations often prohibit the sale of securities to certain investors and may prohibit the sale of securities altogether until a specific volume of sales have been achieved in other states.
•    Issuance Costs — Covered securities may have lower issuance costs since they avoid the expense of dealing with the various regulations of each of the 50 states and Washington, D.C. This could save time and money and allows issuers of covered securities the flexibility to enter the real estate markets at a time of their choosing. All investors of the issuer would benefit from any lower issuance costs that may be achieved.
There are several disadvantages to investors of a security being deemed a covered security. These include:
•    Lack of State Suitability Standards — Since there are no state investor eligibility requirements, there is no prohibition on the sale of the securities to certain investors, including investors that may not be suitable to purchase the securities.
•    No State Review — Investors will not receive an additional level of review and possible protection afforded by the various state regulators.

Risk Factors

Before making an investment decision, you should carefully consider all the information set forth in this prospectus and, in particular, under "Risk Factors."

RISK FACTORS
An investment in our securities involves significant risks. Prior to making a decision about investing in our securities, and in consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the following risk factors related to this offering, as well as the other risk factors incorporated by reference in this prospectus, from our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations," as applicable, and other filings we may make from time to time with the SEC.
Risks Related to This Offering
There is no public market for our Series A Redeemable Preferred Stock or Warrants and we do not expect one to develop.
There is no public market for our Series A Redeemable Preferred Stock or Warrants offered in this offering, and we currently have no plan to list these securities on a securities exchange or to include these shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our securities, and these restrictions may inhibit your ability to sell the Series A Redeemable Preferred Stock or Warrants promptly or at all. Furthermore, the Warrants will expire four years from the date of issuance. If you are able to sell the Series A Redeemable Preferred Stock or Warrants, you may only be able to sell them at a substantial discount from the price you paid. Therefore, you should purchase the Units only as a long-term investment. After one year from the date of issuance, the Warrants will be exercisable at your option for shares of our common stock, which currently are publicly traded on the NYSE. Beginning on the date of original issuance, the holder of shares of Series A Redeemable Preferred Stock may require us to redeem such shares, with the redemption price payable, in our sole discretion, in cash or in equal value of common stock, based on the volume weighted average price per share of our common stock for the 20 trading days prior to the redemption. If we opt to pay the redemption price in shares of common stock, you may receive publicly traded shares as we currently expect to continue listing our common stock on the NYSE.
We will be required to terminate this offering if our common stock is no longer listed on the NYSE or another national securities exchange.
The Series A Redeemable Preferred Stock is a "covered security" and therefore is not subject to registration under the state securities, or "Blue Sky," regulations in the various states in which it may be sold due to its seniority to our common stock, which is listed on the NYSE. If our common stock is no longer listed on the NYSE or another appropriate exchange, we will be required to register this offering in any state in which we subsequently offer the Units. This would require the termination of this offering and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering is sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio.
Although the Warrants are not "covered securities," most states include an exemption from securities registration for warrants that are exercisable into a listed security. Therefore, the Warrants are subject to state securities registration in any state that does not provide such an exemption and this offering must be registered in order to sell the Warrants in these states.

Shares of Series A Redeemable Preferred Stock may be redeemed for shares of common stock, which rank junior to the Series A Redeemable Preferred Stock with respect to dividends and upon liquidation.
Beginning on the date of original issuance, the holder of shares of Series A Redeemable Preferred Stock may require us to redeem such shares, with the redemption price payable, in our sole discretion, in cash or in equal value of common stock, based on the volume weighted average price per share of our common stock for the 20 trading days prior to the redemption. We may opt to pay the redemption price in shares of our common stock. The rights of the holders of shares of Series A Redeemable Preferred Stock rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation. Unless full cumulative dividends on our shares of Series A Redeemable Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our common stock for any period. Upon liquidation, dissolution or winding up of our Company, the holders of shares of our Series A Redeemable Preferred Stock are entitled to receive a liquidation preference of Stated Value, $1,000 per share, plus all accrued but unpaid dividends at the rate of 6% per annum, prior and in preference to any distribution to the holders of shares of our common stock or any other class of our equity securities junior to our Series A Redeemable Preferred Stock.
We will be able to call your shares of Series A Redeemable Preferred Stock for redemption under certain circumstances without your consent.
We will have the ability to call the outstanding shares of Series A Redeemable Preferred Stock after ten years from the date of original issuance of such shares of Series A Redeemable Preferred Stock. At that time, we will have the right to redeem, at our option, the outstanding shares of Series A Redeemable Preferred Stock, in whole or in part, at 100% of the Stated Value per share, plus any accrued and unpaid dividends. The redemption price is payable in cash or in equal value of common stock, in our sole discretion, based on the volume weighted average price per share of our common stock for the 20 trading days prior to the redemption.
The cash distributions you receive may be less frequent or lower in amount than you expect.
Our Board of Directors will determine the amount and timing of distributions on our Series A Redeemable Preferred Stock. In making this determination, our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you that we will consistently be able to generate sufficient available cash flow to fund distributions on our Series A Redeemable Preferred Stock nor can we assure you that sufficient cash will be available to make distributions to you. With limited prior operations, we cannot predict the amount of distributions you may receive and we may be unable to pay, maintain or increase distributions over time. Our inability to acquire additional properties or make real estate-related investments or operate profitably may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions on our Series A Redeemable Preferred Stock.
The credit agreement for our credit facility limits our ability to make cash dividend payments and we may incur additional indebtedness, which may harm our financial position and cash flow and potentially impact our ability to pay dividends on the Series A Redeemable Preferred Stock and our common stock.
Our governing documents do not have limitations on the amount of leverage we may use. As of September 30, 2016, we and our subsidiaries had outstanding approximately $1.3 billion of secured indebtedness and no unsecured indebtedness. The credit agreement for our credit facility specifically limits our ability to make cash dividends to the greater of (i) the amount required for us to maintain our status as a REIT or (ii) 95.0% of our adjusted funds from operations for the trailing four quarters on a consolidated basis. We may incur additional indebtedness and become more highly leveraged, which could harm our financial position and potentially limit our cash available to pay dividends. As a result, we may not have sufficient funds remaining to satisfy our dividend obligations relating to the Series A Redeemable Preferred Stock and our common stock if we incur additional indebtedness.
Upon the sale of any individual property, holders of Series A Redeemable Preferred Stock do not have a priority over holders of our common stock regarding return of capital.
Holders of our Series A Redeemable Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property. Depending on the price at which such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of our Series A Redeemable Preferred Stock, provided that any accrued but unpaid dividends have been paid in full to holders of Series A Redeemable Preferred Stock. It is also possible that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series A Redeemable Preferred Stock receive a return of their capital.
Distributions paid from sources other than our net cash provided by operating activities, particularly from proceeds of any offerings of our securities, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments, which may adversely affect our ability to fund future distributions with net cash provided by operating activities and may adversely affect your overall return.
Pursuant to GAAP, regardless of the source of funds to pay acquisition costs, acquisition costs are accounted for as deductions from total cash provided by operating activities to determine net cash provided by operating activities. As we acquire multifamily properties and other real estate assets, we will incur substantial costs to perform due diligence tasks and other costs connected with acquiring these assets. The funding source of these acquisition costs may be from financing or operating activities. Regardless of the source of funding these acquisition costs, the net effect could cause our dividend distributions to exceed our net cash provided by operating activities and could have a detrimental effect on our stock price and the value of your investment.
If we have not generated sufficient net cash provided by operating activities and other sources, such as from borrowings, the sale of additional securities, advances from our Manager, our Manager's deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from any offering of our securities. Moreover, our Board of Directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds may be a return of capital to stockholders, from which we will have already paid offering expenses in connection with the related offering. We have not established any limit on the amount of proceeds from our securities offerings that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any.
If we fund distributions from the proceeds of an offering of our securities, we will have less funds available for acquiring properties or real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of an offering of our securities may affect our ability to generate net cash provided by operating activities. Funding distributions from the sale of our securities could dilute the interest of our common stockholders if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient net cash provided by operating activities, affect our profitability and/or affect the distributions payable to our stockholders upon a liquidity event, any or all of which may have an adverse effect on our stockholders.
We established the offering price for the Units pursuant to negotiations among us and our dealer manager; as a result, the actual value of your investment may be substantially less than what you pay.
The selling price of the Units has been determined pursuant to negotiations among us and the dealer manager, based upon the following primary factors: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the present state of our development; the prevailing conditions of the equity securities markets at the time of this offering; the present state of the market for non-traded REIT securities; current market valuations of public companies considered comparable to our Company; and the price per Unit in our First Follow-On Series A Offering and our Primary Series A Offering. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.
Your percentage of ownership may become diluted if we issue new shares of stock or other securities, and issuances of additional preferred stock or other securities by us may further subordinate the rights of the holders of our common stock (which you may become upon receipt of redemption payments in shares of common stock, conversion of any of your shares of Series A Redeemable Preferred Stock or exercise of any of your Warrants).
We may make redemption payments under the terms of the Series A Redeemable Preferred Stock in shares of our common stock. Although the dollar amounts of such payments are unknown, the number of shares to be issued in connection with such payments may fluctuate based on the price of our common stock. Any sales or perceived sales in the public market of shares of our common stock issuable upon such redemption payments could adversely affect prevailing market prices of shares of our common stock. The issuance of common stock upon such redemption payments also may have the effect of reducing our net income per share (or increasing our net loss per share). In addition, the existence of Series A Redeemable Preferred Stock may encourage short selling by market participants because the existence of redemption payments could depress the market price of shares of our common stock.
Our Board of Directors is authorized, without stockholder approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of additional preferred stock (including equity or debt securities convertible into preferred stock), options, warrants and other rights, on such terms and for such consideration as our Board of Directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our stockholders. Our Board of Directors may, in its sole discretion, authorize us to issue common stock or other equity or debt securities (a) to persons from whom we purchase apartment communities, as part or all of the purchase price of the community, or (b) to our Manager in lieu of cash payments required under the management agreement or other contract or obligation. Our Board of Directors, in its sole discretion, may determine the value of any common stock or other equity or debt securities issued in consideration of apartment communities or services provided, or to be provided, to us.
Our charter also authorizes our Board of Directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock in addition to the Series A Redeemable Preferred Stock offered in this offering (including equity or debt securities convertible into preferred stock) and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class or series of shares so issued. If any additional preferred stock is publicly offered, the terms and conditions of such preferred stock (including any equity or debt securities convertible into preferred stock) will be set forth in a registration statement registering the issuance of such preferred stock or equity or debt securities convertible into preferred stock. Because our Board of Directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or the Series A Redeemable Preferred Stock. If we ever create and issue additional preferred stock or equity or debt securities convertible into preferred stock with a distribution preference over common stock or the Series A Redeemable Preferred Stock, payment of any distribution preferences of such new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock and our Series A Redeemable Preferred Stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.
Stockholders have no rights to buy additional shares of stock or other securities if we issue new shares of stock or other securities. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing Units in this offering who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair mark value of, and the amount of distributions paid on, your shares of Series A Redeemable Preferred Stock and common stock, if any.

Stockholders have limited control over changes in our policies and operations.
Our Board of Directors determines our major policies, including with regard to investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our Board of Directors may amend or revise these and other policies without a vote of the stockholders. Holders of our Series A Redeemable Preferred Stock have no voting rights. Our common stock is the only class of our securities that carries voting rights. Under our charter and the Maryland General Corporation Law, or MGCL, holders of our common stock generally have a right to vote only on the following matters:

•	the election or removal of directors;

•	the amendment of our charter, except that our Board of Directors may amend our charter without stockholder approval to:

◦	change our name;

◦	change the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock;

◦	increase or decrease the aggregate number of shares of stock that we have the authority to issue;

◦	increase or decrease the number of shares of any class or series of stock that we have the authority to issue; and

◦	effect certain reverse stock splits;

•	our liquidation and dissolution; and

•	our being a party to a merger, consolidation, conversion, sale or other disposition of all or substantially all our assets or statutory share exchange.

All other matters are subject to the discretion of our Board of Directors.

The Series A Redeemable Preferred Stock will be subordinate in right of payment to any corporate level debt that we incur, and your interests could be diluted by the issuance of additional preferred stock, including additional Series A Redeemable Preferred Stock, and by other transactions.

The Series A Redeemable Preferred Stock will be subordinate in right of payment to any corporate level debt that we incur. The credit agreement for our credit facility includes, and future debt we incur may include, restrictions on our ability to pay dividends on our preferred stock, including the Series A Redeemable Preferred Stock. The issuance of additional preferred stock on a parity with or senior to the Series A Redeemable Preferred Stock would dilute the interests of the holders of the Series A Redeemable Preferred Stock, and any issuance of preferred stock senior to the Series A Redeemable Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Redeemable Preferred Stock. The terms of the Series A Redeemable Preferred Stock do not restrict our ability to authorize or issue shares of a class or series of preferred stock with rights to distributions or upon liquidation that are on parity with or senior to the Series A Redeemable Preferred Stock or to incur additional indebtedness. The Series A Redeemable Preferred Stock does not contain any provision affording the holders of the Series A Redeemable Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of the Series A Redeemable Preferred Stock.

Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.
We may make investments in opportunity-oriented properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another. Projects do not produce revenue while in development or redevelopment. During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income likely will decrease. Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of investments, including higher than expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher than expected construction or other costs related to the project. Further, our net income and stockholders’ equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing. Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.
Our ability to redeem shares of Series A Redeemable Preferred Stock may be limited by Maryland law.
Under Maryland law, a corporation may redeem stock as long as, after giving effect to the redemption, the corporation is able to pay its debts as they become due in the usual course (the equity solvency test) and its total assets exceed the sum of its total liabilities plus, unless its charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of stockholders when preferential rights on dissolution are superior to those whose stock is being redeemed (the balance sheet solvency test). If the Company is insolvent at any time when a redemption of shares of Series A Redeemable Preferred Stock is required to be made, the Company may not be able to effect such redemption.
If we fail to continue to qualify as a REIT, we will be subject to tax on our income and the amount of distributions we make to our stockholders will be reduced.
We have elected to be taxed as a REIT commencing with our tax year ended December 31, 2011 and intend to operate in a manner that would allow us to continue to qualify as a REIT. However, we may terminate our REIT qualification if our Board of Directors determines that not qualifying as a REIT is in our best interest, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. We currently intend to structure our activities in a manner designed to satisfy all requirements for qualification as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to remain qualified as a REIT is not binding on the Internal Revenue Service, or IRS, and is not a guarantee that we will continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS such recharacterization would jeopardize our ability to satisfy all requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.
If we fail to continue to qualify as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Although we intend to operate in a manner intended to continue to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our Board of Directors to determine to revoke our REIT election. Even if we continue to qualify as a REIT, we expect to incur some taxes, such as state and local taxes, taxes imposed on certain subsidiaries and potential U.S. federal excise taxes.

PREFERRED APARTMENT COMMMUNITIES, INC.
Our Company

We were formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities, and we may make real estate loans, provide deposit arrangements or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinated loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest, subject to the 20% non-multifamily related asset cap, in other real estate related investments, including other income producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other property types, membership or partnership interests in other property types as determined by Preferred Apartment Advisors, LLC, a Delaware limited liability company, or our Manager, as appropriate for us.

We have no employees of our own; our Manager provides all managerial and administrative personnel to us pursuant to the Management Agreement. We have elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with the tax year ended December 31, 2011. Our Manager has not offered prior programs or REITs which disclosed in the offering materials a date or time period at which the program or REIT might be liquidated.

Our consolidated financial statements include the accounts of the Company and our Operating Partnership. The Company controls our Operating Partnership through its sole general partnership interest and conducts substantially all its business through our Operating Partnership.

Our executive offices are located at 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327. Our telephone number is (770) 818-4100.

Competitive Strengths

We believe that we distinguish ourselves from many of our competitors through the following competitive advantages:

•	experienced management team with significant expertise in real estate and real estate-related debt investments and capital markets;

•	access to a pipeline of investment opportunities;

•	benefits from our relationship with our Manager and its affiliates; and

•	dedicated asset management team.

Risk Management

Risk management is a fundamental principle in the development of our portfolio of assets and in the management of each investment. Diversification of our portfolio by investment size and location is critical in our attempt to manage portfolio-level risk. It is our policy that no single asset will exceed 15% of our total assets and that we will not have more than 25% of our total assets invested in any single MSA, unless otherwise approved by our Board of Directors. Other than the 20% non-multifamily related asset cap, there is no limitation on (i) the percentage of assets of any one type of investment which we may invest in, and (ii) in the case of securities, the percentage of securities of any one issuer which we may acquire.

Investment Committee

Our Manager has an investment committee that meets periodically, at least every quarter, to discuss investment opportunities. The investment committee periodically reviews our investment portfolio and its compliance with our investment guidelines described above, and our Manager provides our Board of Directors an investment report at the end of each quarter in conjunction with its review of our quarterly results. From time to time, as it deems appropriate or necessary, our Board of Directors also will review our investment portfolio and its compliance with our investment guidelines and the appropriateness of our investment guidelines and strategies.

We anticipate that future acquisitions of assets by us generally will be from unaffiliated third parties, but we would still consider an acquisition from an affiliated third party if such acquisition made financial sense to us and was approved by our conflicts committee, which is comprised entirely of independent directors.

Multifamily Investing

Set forth below is a discussion of our multifamily business strategy, excluding student housing investing, which is a sub-strategy within the multifamily sector. For a further discussion on student housing investing, please see Student Housing Investing beginning on page 31 hereof.

Our Multifamily Market Opportunities

In the wake of the financial system troubles and downturn in the United States economy after 2007 - 2008, multifamily assets saw a dramatic drop in value as the combination of higher capitalization rates and dwindling rental incomes created formidable headwinds for operators across the country. As the economy recovered and the market stabilized several factors materialized that created a strong market for the multifamily business.  First, homeownership declined dramatically and has stayed low.  Second, employment improved in most markets across the country, providing a further lift to demand for multifamily.  Third, the millennial generation, the sons and daughters of the baby-boom generation, became a larger part of the market and as they graduated from college and moved into the workforce, there was a much higher propensity to rent in that demographic group.  As the economy improved, the multifamily sector has experienced significant growth in both occupancy and rental rates.  Even with the recent increases in new supply to the market we believe the continued introduction of the millennial generation into the market, the difficulty in obtaining mortgage financing and the dwindling rate of homeownership will continue to present opportunities for acquisitions in the near term.

Supply Constraints: With economic conditions moderating financing for new construction, we believe the new supply pipeline will remain at or slightly above historical averages for the next few years. We believe that annually the U.S. apartment stock loses an average of 118,000 units per year to obsolescence or conversion to other uses. We believe that this combination should result in a few years of net completions of new units being around historical averages. As the economy continues to rebound and demand for apartment inventory increases, we believe that there will be adequate demand to keep up with the new supply. We believe this market opportunity will allow owners with desirable product to continue to experience rent growth and maintain occupancy levels as the market expands and absorbs the supply being introduced to the market. As can be seen from the chart below, as more millennials were coming of age, U.S. multifamily construction fell to a 50 plus year low in 2009-2010. Multifamily permits have rebounded since 2010 but remain below the peaks of the 1970s and 1980s.
Historical MultiFamily Permits*

*Based on U.S. Census Bureau data as presented by Witten Advisors

Economic Improvement: As the overall economy continues to show improvement, we believe the multifamily sector will continue to benefit. As demonstrated in the charts below, since the third quarter of 2009, apartment absorption on a year-over-year basis has been very strong and has outperformed the corresponding relatively weak improvements in employment. We believe that a continued downward trend in homeownership and a higher propensity to rent among the millennial generation as they move into the workforce would strengthen demand in the multifamily sector. Apartments are operating at a higher occupancy than historical averages. We believe that this has been facilitated by current rent affordability and recently improving income growth as the unemployment rate falls.

*Source: U.S. Bureau of Labor Statistics, Witten Advisors

*Source: Witten Advisors

Rate of Homeownership: We believe that one of the most significant contributors to the projection for new demand for rental units is the level of homeownership in the United States. As of the second quarter of 2016, the home ownership rate was approximately 62.9%, down from a high of approximately 69.4% in 2004 (figures based on U.S. Census Bureau data). Based on industry sources, we believe that, while the current economic improvement bodes well for most sectors, an increase in homeownership rates is unlikely for a much longer period of time and the current downward trend shown in the chart below could continue for the near term.

U.S. Homeownership Rate (seasonally adjusted)
70%
69%
68%
67%
66%
65%
64%
63%
62%
2Q04
69.4%
1Q16
63.6%
1Q90
1Q91
1Q92
1Q93
1Q94
1Q95
1Q96
1Q97
1Q98
1Q99
1Q00
1Q01
1Q02
1Q03
1Q04
1Q05
1Q06
1Q07
1Q08
1Q09
1Q10
1Q11
1Q12
1Q13
1Q14
1Q15
1Q16
Source: U.S. Census Bureau

Given the more stringent underwriting standards from lenders and scrutiny from regulators that has been occurring since the beginning of the last recession, the erosion of wealth in the housing sector during the most recent recession, the decline in overall household income and the demographic trend towards mobility and financial independence, we expect the propensity to rent likely will continue to increase in the near term. Based on current U.S. Census Bureau data, from a demographic standpoint, there is a large population bubble of Americans under the age of 30, whom we expect to be candidates for home ownership now or in the near future; however, we believe it is likely that the current climate and the experience of the last 8-10 years will cause them to delay the decision to purchase a home until the economy and their personal finances have substantial improvement. In addition, we believe the requirements for a mortgage may continue to be more stringent than pre-recession standards and that this group may find it more attractive to rent for a longer period of time until they can qualify for a desirable home. All these factors lead us to believe that an improvement in demand for the apartment market will continue in the near term as the rental pool grows.

Millennial Generation: In 2016, the Pew Research Center, by analyzing 2015 U.S. Census data, determined that there are approximately 75.4 million millennials in the population currently, more than their "Baby Boomers" parents who number approximately 74.9 million. Millennials were born between 1977 and 1996 and the bulk of them currently are entering the job market (age range in 2016 was 20 - 39). U.S. Census Bureau projections indicate that the young adult cohort should grow each year well into the 2020s, providing more prospective apartment renters. We do not expect this trend to abate any time in the near future. As millennials continue to graduate and enter the job market, we believe the pool of educated, employed and qualified renters will continue to increase in the near term.

Our Multifamily Investment Strategy

We seek to maximize returns for our stockholders by taking advantage of the current environment in the real estate market and the United States economy. To the extent the real estate market and economy continue to stabilize, we intend to continue to employ efficient management techniques to grow income and create asset value. Our investment strategies may include, without limitation, the following:

•
acquiring Class "A" multifamily assets in performing and stable markets throughout the United States; these properties, we believe, will generate sustainable and growing cash flow from operations sufficient to allow us to cover the dividends that we expect to declare and pay and which we believe will have the potential for capital appreciation. These multifamily assets will generally be located in metropolitan statistical areas, or MSAs, with at least one million people, which we expect will generate job growth and where we believe new multifamily development of comparable properties is able to be absorbed at attractive rental rates;

•	acquiring Class “A” multifamily assets that are intended to be financed with longer-term, assumable, fixed-rate debt typically provided by FHA or HUD programs;

•
acquiring Class “A” multifamily assets that present an opportunity to implement a value-add program whereby the properties can be upgraded or improved physically to better take advantage of the increased rental rates that we believe the relevant markets will command;

•	originating real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets;

•
it is our policy to acquire any of our target assets primarily for income, and only secondarily for possible capital gain. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties;

•
we also may invest in real estate related debt, including, but not limited to, newly or previously originated first mortgage loans on multifamily properties that meet our investment criteria, which are performing or non-performing, newly or previously originated real estate loans on multifamily properties that meet our investment criteria (second or subsequent mortgages), which are performing or non-performing, and tranches of securitized loans (pools of collateralized mortgaged-backed securities) on multifamily properties that meet our investment criteria, which are performing or non-performing. In connection with our investments in real estate debt, we may negotiate the inclusion of exclusive purchase options on the to-be-developed properties. These purchase options may include a fixed purchase price set at the time we enter into the loan, or a purchase price which is calculated as a certain discount from market capitalization rates at the date of exercise of such purchase option; and

•
taking advantage of the anticipated availability of financing from Freddie Mac, Fannie Mae and HUD that fits within our financing strategy as set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and SEC reports on Form 8-K.

We believe that financing will be available at rates that meet our existing financing strategy, including financing from Fannie Mae, Freddie Mac and HUD. While market conditions may change and affect this availability, we believe all three of Fannie Mae, Freddie Mac and HUD will continue to operate and provide debt for the multifamily sector. All three lenders are providing financing in a period in which their current interest rate quotes are at or near historical lows, providing favorable economics for acquisitions where we anticipate that property operations will improve.

In implementing our investment strategy, we will use our manager’s and its affiliates’ expertise in identifying attractive investment opportunities with the target classes described below, as well as their transaction sourcing, underwriting, execution and asset management and disposition capabilities. We expect that our Manager will make decisions based on a variety of other factors, including expected risk-adjusted returns, credit fundamentals, liquidity, availability of adequate financing, borrowing costs and macroeconomic conditions. In addition, all investment decisions will be made with a view to obtaining and maintaining our qualification as a REIT.

We believe there are numerous opportunities within the multifamily sector to acquire assets that fit our investment strategy.

While cap rates have declined recently, interest rates generally have remained below cap rates, providing an opportunity for buyers to achieve positive leverage (borrow at a cost of capital below the cap rate on the asset). Witten Advisors has estimated net operating income, or NOI, growth for multifamily assets of between 3% and 5% for 2017 and 2018.

Source: Witten Advisors

We believe that the opportunity to purchase multifamily assets today generally at or around replacement cost, combined with our expectation of continued rent growth, supports our investment strategy. However, our investment strategy is dynamic and flexible, which we anticipate will enable us to adapt to shifts in economic, real estate and capital market conditions and to exploit inefficiencies. Consistent with this strategy, our investment decisions will depend on prevailing market conditions that may change over time in response to opportunities available in different economic and capital market conditions. We believe this approach allows us to identify undervalued opportunities in all market cycles.

In particular, we will look to acquire:

•	assets of varying age depending on the return profile and the specific strategy for each asset;

•
assets in the top submarkets of each metropolitan statistical area (MSA) defined by highest rent per square foot, highest resident income level, highest property values for single family housing, etc.;

•	properties that are modern in architecture and appearance with no functional obsolescence or design flaws;

•	assets comprised of 200 - 600 units per property to allow increased operating efficiency, with target properties outside this profile evaluated and priced appropriately;

•
multifamily properties which we believe will generate sustainable cash available for distribution sufficient to allow us to cover the dividends that we expect to declare and pay and which we believe will have the potential for capital appreciation;

•
assets with target capitalization rates varying by market and asset type - in light of today’s interest rate environment, we believe core assets in the more stable markets could range between 5.0% and 6.0% and more opportunistic assets could have significantly higher stabilized capitalization rates;

•
assets with exit capitalization rates forecasted based on market performance, interest rate assumptions, and asset strategy but that generally mirror entry capitalization rates (except on more opportunistic targets); and

•	assets in urban infill areas and suburban markets.

It is our policy to acquire our target assets primarily for income, and only secondarily for possible capital gain. We currently do not anticipate acquiring unimproved property, developing new construction properties or acquiring new construction, except that we may enter into forward purchase or option to purchase contracts on to-be-built multifamily assets with the appropriate provisions for minimum occupancy and income thresholds in order for us to expect the asset to be priced appropriately. In connection with entering into a forward purchase or option to purchase contract, we may be required to provide a deposit, a real estate loan or other assurances of our ability to perform our obligations under the forward purchase or option to purchase contract.

Our target multifamily asset acquisitions would fit into three categories consisting of:

•
Core: Core assets can best be described as being relatively new properties (less than ten years old) in major markets and top submarkets. These properties typically are in infill and close-in suburban locations with significant barriers to entry and little-to-no deferred maintenance issues or significant capital expenditures necessary to maintain market presence. The properties are typically well managed and maintained by the seller. Based on the current interest rate environment, we would expect capitalization rates to range from 5.0% to 6.0%;

•
Value Add: Value Add assets can best be described as slightly older assets (up to 25 years old) in major markets, but submarkets can be infill or suburban. Value Add assets typically have some deferred maintenance issues, capital expenditure needs and/or modest operational or occupancy deficiencies that may require more management intensive efforts than core assets. These operational deficiencies could include, but are not limited to, below market occupancy rates, unqualified or inexperienced management teams on site or at the corporate level, deferred maintenance and capital expenditure needs. Capital expenditure needs in value add assets should be no more than $10,000 to $20,000 per unit, depending on market conditions and material costs. The stabilized capitalization rates for Value Add assets are expected to be higher (6.0% to 8.0% currently) than core assets with higher expected returns; and

•
Opportunistic: Opportunistic assets can be older assets, but we would seek to avoid functional obsolescence in an asset due to defective construction and inherent flaws. Examples of functional obsolescence could include, but are not limited to, flat roofs in garden style apartments, floor plans that are significantly smaller than the market average and a high percentage of two bedroom/one bath units relative to the market. Defective construction or inherent flaws could include, but is not limited to, aluminum wiring in apartments for electricity, blu-poly piping and poor installation of mechanical systems or appliances. It is possible that we would acquire an asset with some of these flaws with the intention of correcting the issues or "updating" the asset. We would expect this type of asset to have serious physical or operational deficiencies that will require intensive efforts to correct either through management changes or renovation or a combination of both. Capital expenditure needs in Opportunistic assets will probably exceed $20,000 per unit, depending on market conditions and material costs. Capitalization rates for these assets could be 7.0% or higher due to the potentially serious operational deficiencies with an opportunistic asset. Current cap rates for Opportunistic assets may be difficult to determine and may vary widely.

Owing to our strategy of purchasing assets with stable, in-place income, our acquisition efforts will be primarily focused on the Core asset class described above. However, our acquisition efforts may grow and expand to include more of the Value Add and Opportunistic assets if we expect that such investments could be accretive to our stockholders.

As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest, subject to the 20% non-multifamily related asset cap, in other real estate related investments, including other income producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other property types, membership or partnership interests in other property types, all as determined by our Manager as appropriate for us.

Under our secondary strategy, we may invest in real estate debt, including, but not limited to, previously originated first mortgage loans and loans insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured on multifamily properties that meet our investment criteria, which are performing or non-performing, previously originated second position loans on multifamily properties that meet our investment criteria (second or subsequent mortgages), which are performing or non-performing, and tranches of securitized loans (pools of collateralized mortgaged-backed securities) on multifamily properties that meet our investment criteria, which are performing or non-performing. We do not have a formal policy with respect to the proportion of assets which may be invested in each type of mortgage or any single mortgage. We will seek to invest in debt when there is a reasonable expectation that either the satisfaction of the debt under its current terms or the foreclosure of the asset securing the debt would result in a favorable return to us. We will analyze the current operations of any asset securing the debt that we seek to purchase in order to determine the likelihood of a default or foreclosure (in the case where there is not one currently) and price our bid for such debt based on the expectations of either a successful payoff by the current borrower or a need to foreclose on the asset. We do not have a formal portfolio turnover policy, and currently do not intend to adopt one.

Our Multifamily Target Markets

We intend to use a variety of metrics and measures to assist us in determining the appropriateness of the markets we will target for acquisitions, the sub-markets within those markets and the individual assets we will acquire. Generally, we intend to target MSAs of one million people or more with favorable economic conditions. The conditions we may monitor in determining the economic conditions of a market include, but are not limited to, job growth, household income, the pipeline of new supply for multifamily units, the pipeline of new supply for single family units, current and forecasted occupancy for multifamily units, current and forecasted rental rate growth for multifamily units, and other statistics that may be relevant to individual markets.

In addition, we intend to analyze data from our affiliate operations to corroborate any assumptions. In addition to the analysis of current economic conditions and forecasts and the data provided by our affiliates’ operations, we will utilize a network of industry contacts and relationships to generate significant information about current and future market conditions. The map below provides our most current analysis of the markets where we believe opportunities exist for us to acquire properties. These markets have different favorable and unfavorable traits which might cause us to make different acquisition decisions in each market, depending on the type of asset available in the market, the submarket it is located in within that market, the pricing we anticipate for that asset and our view on how the asset, the submarket and the broader market will perform. The areas in blue on the map below indicate additional markets we are currently targeting for properties to acquire; however, no assurance can be given that suitable properties will be acquired in such areas. These markets have been selected because our affiliated operations currently have a significant presence in these markets or we have determined that the market presents a good opportunity for property acquisitions. We anticipate this presence will provide us more accurate and timely market data when evaluating potential acquisitions and speed and efficiency in putting in place a property management team post- acquisition.

The map below is a guide and will change as additional information becomes available to us regarding national, market or local trends. As of the date of this prospectus, we own and operate multifamily communities in the MSA's in the markets identified on the map below. We may however, purchase properties in markets other than those shown on the map below.

Nashville, TN
Chattanooga, TN
Louisville, KY
Pittsburgh, PA
Philadelphia, PA
Baltimore, MD
Northern Virginia
Williamsburg, VA
Columbus, OH
Salt Lake City, UT
Denver, CO
Kansas City, KS
Phoenix, AZ
Southern California
Raleigh, NC
Charlotte, NC
Greenville, SC
Columbia, SC
Augusta, GA
Charleston, SC
Atlanta, GA
Columbus, GA
Tallahassee, FL
Jacksonville, FL
Tampa/Orlando, FL
Miami/South, Florida
Sarasota/Naples, FL
Birmingham, AL
Starkville, MS
Lubbock, TX
Dallas, TX
Waco, TX
Austin, TX
San Antonio, TX
College Station, TX
Houston, TX
- Target Markets
- Multifamily Properties
- Student Properties
- Retail Properties
- Real Estate Loans
- Office Properties
As of October 2016

Our Multifamily Branding and Marketing Strategy

Our Manager has registered "A Preferred Apartment Community" as a trademarked logo with the United States Patent and Trademark Office. Our Manager has branded, and in the future will continue to brand, all apartment communities owned by the company as "A Preferred Apartment Community" and has made it the ultimate tagline for each of our communities that we believe signifies our brand and management standards. This strategy allows each individual community to be part of a centralized marketing and advertising campaign, in addition to property level marketing and advertising campaigns. We expect that these campaigns will further enhance each individual property’s presence in the marketplace, and we believe that this will allow our communities to be perceived as premier over other properties within the marketplace. Our Manager has entered into a non-exclusive license agreement with the company, as licensee, with respect to all intellectual property of the Manager other than trademarks. In the event of termination of the Management Agreement, all rights to our name will be transferred to us.

Upon the acquisition of each of our communities, we plan to implement what we believe to be an innovative and unique marketing and branding strategy by rolling out the PAC Concierge, PAC Rewards and PAC Partners programs (as described below). We anticipate implementing these programs at any newly acquired community shortly following acquisition.

The PAC Concierge program is a complimentary service for our residents designed to offer them the type of personal concierge services that you would expect at a high end resort. The concierge services are provided by a professionally trained team ready to coordinate services such as running errands and making dinner reservations, golf tee times and travel arrangements, as well as many other services. Our concierge service is available to our residents 24/7 by telephone, email or web access through our unique resident web portal.

The PAC Rewards program allows residents to accumulate and redeem rewards points for services and upgrades to their home, such as painting an accent wall, carpet cleaning or installing a ceiling fan or kitchen backsplash. Residents may accumulate Preferred Rewards, for example, when they sign their lease, pay their rent online, enroll in our direct debit/automatic payment program, renew their leases, or when a resident’s referral signs a new lease.

The PAC Partners program establishes reciprocal relationships between a Preferred Apartment Community and neighborhood businesses to provide our residents with benefits such as discounts, perks and other incentives as an enticement to frequent those businesses and to support the local community.

Student Housing Investing

We believe that student housing investing is an attractive sub-strategy within the multifamily sector as the performance of student housing can be counter cyclical to market rate multifamily apartments in down markets. As universities allocate resources away from on campus housing, we believe this sector creates an excellent investment opportunity for our portfolio.

Our Student Housing Market Opportunities

The National Center for Education Statistics projects college enrollment to increase to 22.1 million students by 2021. As can be seen from the chart below, enrollment continues to trend upward, despite increases in student debt and tuition rates and during times of economic downturns. The US Census Bureau projects that the population under 18 will continue to grow, a sign that the national enrollment should continue to climb. We believe increased enrollment tends to result in greater demand for quality purpose-built student housing communities.

Source: Axiometrics, National Center for Education Statistics.

We believe that growth in the student housing market is and will be attributable to both the millennial population and the "Generation Z" demographic, comprised of individuals born between 1996 and 2010.

Additionally, we believe that increased enrollment of international students will increase the demand for student housing. The chart below highlights that for the school year 2014-2015, a record high of 974,926 international students enrolled in the U.S., which was a 10% increase over the prior year.

Universities nationally are struggling to supply housing for students due to increased enrollment. As of the date of this prospectus, on average, the largest universities in the country are able to provide approximately 20% of their undergraduate student body with on-campus housing. The remaining supply of housing options comes from off-campus options. We believe that proximity to campus is one of the key factors in student housing success. Our strategy is to focus on assets located near the applicable campus. As shown below, the national price per bed increases the closer the bed is to the campus.

National Price Per Bed by Distance from Campus
< 0.5 mi
0.5 mi to 1.0 mi
> 1.0 mi
Effective Rent Per Bed
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
0.0
0.5
1.0
1.5
2.0
2.5
3.0
3.5
4.0
Distance from Campus
Based on data as of July 2016. Each dot represents an individual property.
Source: Axiometrics

By combining privately owned, purpose built properties with student competitive conventional apartments in our target student housing markets, Axiometrics believes that annual effective rent growth will increase from 2016 to 2021, with occupancy rates remaining relatively stable in the mid-95% range.

Our Student Housing Investment Strategy

We seek to maximize returns for our stockholders by taking advantage of the current environment in the real estate market and the United States economy. As, and if, the real estate market and economy continue to stabilize, we intend to employ efficient management techniques to grow income and create asset value. As part of this strategy, our student housing investment strategies may include, without limitation, the following:

•
acquiring Class “A” multifamily assets dedicated to student housing at universities throughout the United States. These assets will be located near the applicable campus. We will endeavor to acquire assets with demonstrated track records of occupancy and rental rates. The universities served by these assets should generally be larger schools typically demonstrating increasing enrollment and market trends that indicate new development is being or should be absorbed at attractive rental rates; and

•	originating real estate loans secured by interests in student housing properties, membership or partnership interests in student housing properties and other student housing related assets.

Our Student Housing Target Markets

We target universities with enrollments of a least 15,000 students and desirable locations within pedestrian and biking distance to campus. The map below illustrates our current investments. We currently own and operate one student housing community in Tallahassee, Florida and we have real estate loan investments for student communities in Lubbock, Texas; Waco, Texas; College Station, Texas; Starkville, Mississippi and Atlanta, Georgia. We may purchase properties in markets other than those shown on the map below.

Lubbock, TX
Waco, TX
College Station, TX
Starkville, MS
Atlanta, GA
Tallahassee, FL

- *Student Properties*

Retail Investing

Our Retail Market Opportunities

Our strategy is to acquire and operate, or invest in the development of, grocery-anchored shopping centers in suburban submarkets within the top 100 metros from the Virginia side of Washington, D.C. down through the Mid-Atlantic, Southeast, Florida, Tennessee, and out through Texas.  We target market dominant grocery anchors that maintain significant market share and that have growing and high relative sales per square foot stores in that particular market.  We also will target on a select basis a specialty grocer, such as Whole Foods, Sprouts, Fresh Market, or Trader Joes, in a market where they have a high sales per square foot store.

We focus on the grocery-anchored space because the types of tenants in these shopping centers are more necessity-based and we believe our grocery-anchored shopping centers will, as a result, be significantly less impacted by e-commerce.

In addition, we focus on grocery store operators that have significant market share because we believe this increases the productivity and profitability of the stores in those markets. In this circumstance, we believe the operator is less likely to abandon a market or, if they did choose to vacate a market, the store should be more attractive to a chain that may acquire such store.

Furthermore, we focus on high and growing sales per square foot grocery-anchored stores because we believe this reflects the profitability and future prospects of that particular store, which increases the likelihood that the particular anchor store remains open and exercises its lease renewal options. We also believe that a high sales per square foot grocery store generates significant foot traffic at the shopping center of two to three times per week on average and within two to three miles from people’s homes on average. This consistent foot traffic benefits the other small shop tenants in our centers.

To date, approximately 80% of the NOI in our shopping centers comes from grocery stores, food and beverage, service uses, healthcare and fitness, all uses that are significantly less impacted by e-commerce. Only 12% of our NOI comes from general retail uses.

We also research the underlying demographic trends of the suburban submarkets where we invest. We believe that our submarkets will experience continued residential growth which will be for the benefit of the occupants of our shopping centers.

As can be seen from the charts below, since 2010, the new supply of shopping centers is at a significant historical low, while the population in our target markets continues to increase.

National Retail – Historical Deliveries

1976-2008 Average: 147.3
2009-2016 Average: 36.3
200.7
Average: 128.8
Million Square Feet
300
250
200
150
100
50
0
1976
1977
1978
1979
1980
1981
1982
1983
1984
1985
1986
1987
1988
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

Source: ICSC, CoStar Realty Information, Inc.
Data represent year-end counts.

Our Retail Investment Strategy

We seek to maximize returns for our stockholders by taking advantage of the current environment in the real estate market and the United States economy. As, and if, the real estate market and economy continue to stabilize, we intend to employ efficient management techniques to grow income and create asset value. Our retail investment strategies may include, without limitation, the following:

•
acquiring grocery-anchored shopping centers, subject to a limitation that such other non-multifamily real estate related investments may not exceed the 20% non-multifamily related asset cap. These assets typically are anchored by one of the market dominant grocers in the trade area. We will endeavor to acquire shopping centers with a track record of strong and increasing sales per square foot at the anchor store;

•
acquiring grocery-anchored shopping centers which we believe will generate sustainable cash flow from operations sufficient to allow us to cover the dividends that we expect to declare and pay and which we believe will have the potential for capital appreciation;

•
originating real estate loans secured by interests in grocery-anchored shopping centers, not to exceed the 20% non-multifamily related asset cap, in other non-multifamily real estate related investments;

•	taking advantage of the expected moderate level of new retail development based on the continued trend from the last few years; and

•
taking advantage of the anticipated availability of financing from life insurance companies, banks and conduit lenders that fits within our financing strategy as set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any SEC reports on Form 8-K.

In implementing our investment strategy, we will use our Manager’s and its affiliates’ expertise in identifying attractive investment opportunities with the target classes described below, as well as their transaction sourcing, underwriting, execution and asset management and disposition capabilities. We expect that our Manager will make decisions based on a variety of other factors, including expected risk-adjusted returns, credit fundamentals, liquidity, availability of adequate financing, borrowing costs and macroeconomic conditions. In addition, all investment decisions will be made with a view to obtaining and maintaining qualification as a REIT.
We believe that the opportunity to purchase retail assets today, generally at or below replacement cost, combined with the general forecast of continued NOI growth, supports our investment strategy. However, our investment strategy is dynamic and flexible, which we anticipate will enable us to adapt to shifts in economic, real estate and capital market conditions and to exploit inefficiencies. Consistent with this strategy, our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different economic and capital market conditions. We believe this approach allows us to identify appropriate opportunities in all market cycles.

In particular, we will seek to acquire retail assets that:

•	are of varying age depending on the return profile and the specific strategy for each asset;

•
have target capitalization rates varying by market and asset type - in light of today’s interest rate environment, we believe core assets in the more stable markets could range between 5.0% and 7.5% and more opportunistic assets could have significantly higher stabilized capitalization rates;

•
have exit capitalization rates forecasted based on market performance, interest rate assumptions, and asset strategy but that generally mirror entry capitalization rates (except on more opportunistic targets);

•	are in suburban markets generally within the top 100 MSAs of the Sunbelt region;

•	have dominant grocery anchors that maintain a #1 or #2 market share and that have growing and high relative sales per square foot stores in such market; and

•	have specialty grocers such as Whole Foods, Fresh Market, Sprouts or Trader Joes' in a submarket where such specialty grocer has a solid sales history.

We will seek to acquire our target assets primarily for income, and only secondarily for possible capital gain. We currently do not anticipate making any material investment in unimproved property, developing new construction properties or acquiring new construction, except that we may enter into forward purchase or option to purchase contracts on to-be-built grocery-anchored assets with the appropriate provisions for minimum occupancy and income thresholds in order for us to expect the assets to be priced appropriately. In connection with entering into a forward purchase or option to purchase contract, we may be required to provide a deposit, a real estate loan or other assurances of our ability to perform our obligations under the forward purchase or option to purchase contract.

Our target retail asset acquisitions typically fit into three categories consisting of:

•
Core: Core assets can best be described as being grocery-anchored properties strategically located in major markets with high sales per square foot and occupancy that generate steady cash flow. These properties are typically well maintained with little deferred maintenance. The stabilized capitalization rates for core properties range from 5.0% to 6.5%;

•
Core Plus: Core Plus assets can best be described as being grocery-anchored properties strategically located in the top 100 MSAs that are not major markets and located in the top submarkets of those markets. Like the core assets, these properties have market leading grocery operators that have high sales per square foot and occupancy levels that generate steady cash flow. Core Plus assets also can be located in major markets, but will have additional upside to increase cash flow either through upcoming lease roll and/or modest lease up. This Core Plus category achieves higher overall returns than Core Assets. These properties are typically well maintained with little deferred maintenance. The stabilized capitalization rates for Core Plus properties range from 6.0% to 7.5%; and

•
Value Add: Value Add assets can best be described as slightly older assets (up to 25 years old) in major markets, but submarkets can be infill or suburban. Value Add assets typically have some deferred maintenance issues, capital expenditure needs and/or modest operational or occupancy deficiencies that may require more management intensive efforts than core assets. These operational deficiencies could include, but are not limited to, below market occupancy rates, unqualified or inexperienced management teams on site or at the corporate level, deferred maintenance and capital expenditure needs. The stabilized capitalization rates for value add assets are expected to be higher (6.0% to 8.0% currently) than Core Assets with higher expected returns.

Because our strategy focuses on purchasing assets with stable, in-place income and dividend coverage, our acquisition efforts will be primarily geared on the Core Asset class described above. However, we believe the market is well positioned for us take advantage of Value Add product and our acquisition efforts may grow and expand to include more Value Add assets if we see such investments as accretive to our stockholders.

As a secondary strategy, we also may invest, subject to the 20% non-multifamily related asset cap, in grocery-anchored shopping centers, senior mortgage loans, subordinate loans or real estate loans secured by interests in grocery-anchored shopping centers, membership or partnership interests in grocery-anchored shopping centers and other grocery-anchored shopping center related assets as determined by our Manager as appropriate for us.

Our Retail Target Markets

We intend to use a variety of metrics and measures to assist us in determining the appropriateness of the markets we will target for acquisitions, the sub-markets within those markets and the individual assets we will acquire. Generally, we intend to target the top 100 MSAs with favorable economic conditions. The conditions we may monitor in determining the economic conditions of a market include, but are not limited to, job growth, household income, the pipeline of new supply for grocery-anchored shopping centers, current and forecasted rental rate growth for grocery-anchored shopping centers, and other statistics that may be relevant to individual markets.

In addition, we intend to analyze data from our operations to corroborate any assumptions. In addition to the analysis of current economic conditions and forecasts and the data provided by our operations, we will utilize a network of industry contacts and relationships to generate significant information about current and future market conditions. The map below provides our most current analysis of the markets where we believe opportunities exist for us to acquire properties. These markets have different favorable and unfavorable traits that might cause us to make different acquisition decisions in each market, depending on the type of asset available in the market, the submarket it is located in within that market, the pricing we anticipate for that asset and our view on how the asset, the submarket and the broader market will perform. The areas in blue on the map below indicate additional markets we are currently targeting for properties to acquire; however, no assurance can be given that suitable properties will be acquired in such areas. We anticipate this presence will provide us more accurate and timely market data when evaluating potential acquisitions and speed and efficiency in putting in place a property management team post- acquisition.

The map below is a guide and will change as additional information becomes available to us regarding national, market or local trends. We currently own and operate grocery-anchored shopping centers geographically concentrated within the Sunbelt region of the United States and we may purchase properties in markets other than those shown on the map below.

Nashville, TN
Chattanooga, TN
Raleigh, NC
Greenville, SC
Columbia, SC
Augusta, GA
Charleston, SC
Atlanta, GA
Columbus, GA
Dallas, TX
Birmingham, AL
Tampa/Orlando, FL
Miami/South, Florida
San Antonio, TX
Houston, TX
- Retail Properties

Other Investing
Specifically, we seek to acquire other non-multifamily assets, including Class "A" office assets, subject to a limitation that such other real estate related investments may not exceed the 20% non-multifamily related asset cap. In connection with acquiring Class "A" office assets, we believe such properties provide an excellent investment opportunity to marry significant, existing in-house expertise with that we believe is an undervalued, underappreciated product class. We will endeavor to acquire well leased, high credit, low risk, Class "A" office buildings.

USE OF PROCEEDS
The table below sets forth our estimated use of proceeds from this offering, assuming we sell the maximum of 1,500,000 Units in this offering at the public offering price of $1,000 per Unit for maximum gross offering proceeds of $1.5 billion.
The Series A Redeemable Preferred Stock and Warrants will be sold in Units, with each Unit consisting of (i) one share of Series A Redeemable Preferred Stock with an initial Stated Value of $1,000 per share, and (ii) one Warrant to purchase 20 shares of common stock, exercisable by the holder at an exercise price at a 20% premium to the current market price per share of our common stock determined using the volume weighted average price per share of our common stock for the 20 trading days prior to the date of issuance of such Warrant, subject to a minimum exercise price of $19.50 per share (subject to adjustment). Each Unit will be sold at a public offering price of $1,000 per Unit. Units will not be issued or certificated. The shares of Series A Redeemable Preferred Stock and Warrants are immediately detachable and will be issued separately.
Estimated Application of Proceeds of this Offering

	Maximum Offering
	Amount	Percent
Gross offering proceeds	$1,500,000,000	100.00%
Offering expenses:
Selling commissions(1)	$105,000,000	7.00%
Dealer manager fee(1)	$45,000,000	3.00%
Other offering expenses(2)	$22,500,000	1.50%
Amount available for investment(3)	$1,327,500,000	88.50%

Cash down payment (equity)	$1,270,094,595	84.67%
Loan Coordination Fees(4)	$57,405,405	3.83%

Proceeds invested	$1,327,500,000	88.50%
Offering expenses	$172,500,000	11.50%
Total application of proceeds	$1,500,000,000	100.00%
_______________________________________________________________________________

(1)
Assumes selling commissions equal to 7.0% of gross offering proceeds and a dealer manager fee of 3.0% of gross offering proceeds in the offering under this prospectus. See the "Plan of Distribution" section of this prospectus for a description of these commissions and fees. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event shall such gifts exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The aggregate combined selling commissions, dealer manager fee and such non-cash compensation for this offering will not exceed FINRA’s 10% cap.

(2)
Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the Units, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses, charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Units under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. We will reimburse our Manager and its affiliates for such offering expenses in an amount up to 1.5% of gross offering proceeds based on the aggregate proceeds of this offering. Our Manager and its affiliates will be responsible for any such offering expenses that exceed 1.5% of aggregate gross offering proceeds under this offering, without recourse against or reimbursement by us; however, upon approval by the conflicts committee of our Board of Directors, we may reimburse our Manager for any such expenses incurred above the 1.5% amount as permitted by FINRA. Subject to the foregoing, all organization and offering expenses, including selling commissions and the dealer manager fee, will be capped at 11.5% of the aggregate gross proceeds of this offering.

(3)
Although the net proceeds are expected to be used in connection with the acquisition of multifamily properties and other real estate-related investments, including grocery-anchored shopping centers, and the payment of fees and expenses related thereto, the proceeds are available for our other capital needs, whether related to the repayment of debt or otherwise. For purposes of this table, however, we have assumed that we will use all the net proceeds for acquisitions of real property and the payment of related fees and expenses. Until required in connection with the acquisition of real property or other capital needs, we intend to invest the net proceeds of this offering in a manner which will not adversely affect our ability to qualify, or maintain our qualification, as a REIT. Both gross and net proceeds do not include any amounts received by us in connection with any exercise of the Warrants.

(4)
Loan coordination fees are paid to the Manager upon the closing of a property and are calculated as 1.6% of any assumed, new or supplemental debt incurred in connection with an acquired property, or of 63.0% of the purchase price if the asset is not leveraged, and are governed by the Management Agreement. For purposes of this assumption, we assume 63.0% leverage on all acquisitions.

Assuming the maximum offering, we estimate that we will receive net proceeds from the sale of our Units in this offering of approximately $1.328 billion, after deducting estimated offering expenses, including selling commissions and the dealer manager fee, payable by us of approximately $172.5 million. Both gross and net proceeds do not include any amounts received by us in connection with any exercise of the Warrants.
We intend to invest substantially all the net proceeds of this offering in connection with the acquisition of multifamily properties and other real estate-related investments, including grocery-anchored shopping centers, and for general working capital purposes. If all the net proceeds of this offering are used to directly acquire real property, we estimate that these investments would have an aggregate gross value (inclusive of mortgage indebtedness) of approximately $3.6 billion assuming the maximum offering. We intend to acquire such investments through the incurrence of indebtedness (secured and unsecured) of approximately 63% of the value of our tangible assets on a portfolio basis, with the balance of the acquisition cost thereof funded through the use of the net proceeds of this offering.
Neither our charter nor our bylaws contain any limitation on the amount of leverage we may use. Our investment guidelines, which can be amended by our Board of Directors without stockholder approval, limit our borrowings (secured and unsecured) to 75% of the cost of our tangible assets at the time of any new borrowing. The credit agreement for our credit facility specifically limits our ability to make cash dividends to the greater of (i) the amount required for us to maintain our status as a REIT or (ii) 95.0% of our adjusted funds from operations on a consolidated basis.
Our Manager may invest net proceeds of this offering in interest-bearing short-term investments that are consistent with our intention to qualify as a REIT, pending investment in our target assets. These initial investments are expected to provide a lower net return than we will seek to achieve from our target assets.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2011, 2012, 2013, 2014 and 2015 and for the nine months ended September 30, 2016 are set forth below.

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

	Nine months ended September 30,	Year ended December 31,
	2016	2015	2014	2013	2012	2011
Earnings:
Net income (loss)	$(5,860,631)	$(2,425,989)	$2,127,203	$(4,205,492)	$(146,630)	$(8,495,424)
Add:
Fixed charges	30,688,505	21,315,731	10,188,187	5,780,526	2,504,679	1,514,581
Less: Net (income) loss attributable to
non-controlling interests	175,045	25,321	(33,714)	222,404	—	—
Total earnings	$25,002,919	$18,915,063	$12,281,676	$1,797,438	$2,358,049	$(6,980,843)

Fixed charges:
Interest expense	$28,256,696	$19,841,455	$9,183,128	$4,921,797	$2,310,667	$1,450,101

Amortization of deferred loan costs
related to mortgage indebtedness	2,431,809	1,474,276	1,005,059	858,729	194,012	64,480
Total fixed charges	30,688,505	21,315,731	10,188,187	5,780,526	2,504,679	1,514,581

Preferred dividends	28,341,723	18,751,934	7,382,320	3,963,146	450,806	—
Total combined fixed charges and
preferred dividends	$59,030,228	$40,067,665	$17,570,507	$9,743,672	$2,955,485	$1,514,581

Ratio of earnings to combined fixed charges and preferred dividends
	0.42	0.47	0.70	0.18	0.80	(A)

(A) The computation of our ratios of earnings to combined fixed charges and preferred stock dividends indicates that earnings were inadequate to cover combined fixed charges and preferred stock dividends by approximately $34.0 million, $21.2 million, $5.3 million, $7.9 million, $597,000 and $8.5 million for the nine months ended September 30, 2016 and the twelve months ended December 31, 2015, 2014, 2013, 2012 and 2011, respectively. Our net loss to common stockholders for the year ended December 31, 2013 includes the effect of a one-time deemed non-cash dividend of approximately $7.0 million related to a beneficial conversion feature within our Series B Preferred Stock, all of which was converted to Common Stock on May 16, 2013. Combined fixed charges and preferred dividends for the twelve months ended December 31, 2013 do not reflect the deemed non-cash dividend.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES OFFERED
We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information about Preferred Apartment Communities."
General
Our charter authorizes us to issue up to 400,066,666 shares of common stock, $0.01 par value per share, 15,000,000 shares of preferred stock, $0.01 par value per share, 3,050,000 shares of which have been classified and designated as Series A Redeemable Preferred Stock and 500,000 shares of which have been classified and designated as mShares. Our charter authorizes our Board of Directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. As of September 30, 2016, 24,681,281 shares of common stock were issued and outstanding on a fully diluted basis, including 23,247 unvested restricted shares of common stock, and 802,032 shares of Series A Redeemable Preferred Stock were issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.
As of September 30, 2016, there were outstanding: (i) 702,823 warrants issued in connection with our Primary Series A Offering and our First Follow-On Series A Offering that are exercisable for 14,056,460 shares of our common stock; and (ii) 886,168 Class A Units of our Operating Partnership, with each Class A Unit exchangeable for one share of our common stock or, at our option, the cash value of one share of our common stock. Other than those described in the previous sentence, there are no outstanding warrants or rights of any other kind in respect of our common stock.
Our charter also contains a provision permitting our Board of Directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our Board of Directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the section entitled "Risk Factors" included elsewhere in this prospectus.
Common Stock
Subject to the preferential rights of our Series A Redeemable Preferred Stock and any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our Board of Directors and declared by us out of legally available funds and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of common stock generally will have no appraisal rights.
The holders of common stock shall vote together as a single class on all matters. Holders of shares of common stock shall be entitled to vote for the election of directors. Directors may be removed from office, with or without cause, by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding common stock. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office (although less than a quorum). Any such director elected to fill a vacancy will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.
Preferred Stock
Our charter authorizes our Board of Directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class of shares so issued. If any preferred stock is publicly offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and described in a prospectus supplement relating to the issuance of such preferred stock, if such preferred stock is registered. Because our Board of Directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock. If we ever create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our Board of Directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.
mShares
Our Board of Directors, including our independent directors, has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, designated as Series M Redeemable Preferred Stock, or mShares.
The following is a brief description of the terms of our mShares. The description of our mShares contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our mShares, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.
Rank. Our mShares rank with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•
senior to our common stock and any other class or series of our capital stock, the terms of which expressly provide that our mShares rank senior to such class or series as to dividend rights or rights on our liquidation, winding-up and dissolution;

•
on parity with our Series A Redeemable Preferred Stock and any other class or series of our capital stock, the terms of which expressly provide that such class or series ranks on parity with our mShares as to dividend rights and rights on our liquidation, winding up and dissolution;

•
junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the mShares as to dividend rights or rights on our liquidation, winding up and dissolution; and

•	junior to all our existing and future debt obligations.

Investors in mShares should note that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of mShares receive a return of their capital.
Stated Value. Each mShare has an initial "Stated Value" of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our mShares, as set forth in the mShares Articles Supplementary.
Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our mShares, if any such class or series is authorized in the future, the holders of mShares are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each mShare at an annual rate, which we refer to as the Dividend Rate. The Dividend Rate will initially be set at five and three fourths percent (5.75%) of the Stated Value. Beginning one year from the date of original issuance of each mShare, and on each one year anniversary thereafter for such mShare, the articles supplementary for the mShares provides that the Dividend Rate shall increase by 0.25% per annum for such mShare; provided, however, that the Dividend Rate for any mShares shall not exceed seven and one half percent (7.5%) per annum. Dividends on each mShare begin accruing on, and are cumulative from, the date of issuance. We expect to pay dividends on the mShares monthly, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We also expect to continue to authorize and declare dividends on the mShares on a monthly basis payable on the 20th day of the month following the month for which the dividend was declared (or the next business day if the 20th day is not a business day). The timing and amount of such dividends will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.
Holders of our mShares are not entitled to any dividend in excess of full cumulative dividends on our mShares. Unless full cumulative dividends on our mShares for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•
declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the mShares as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the mShares as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

•
except by conversion into or exchange for shares of stock ranking junior to the mShares as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the mShares as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the common stock.
Redemption at the Option of a Holder. During the period beginning on the date of original issuance of the mShares to be redeemed and ending on the date immediately preceding the first anniversary of such original issuance, the holder will have the right to require the Company to redeem such mShares at a redemption price equal to the Stated Value, less a 2% redemption fee, plus any accrued but unpaid dividends.
During the period beginning one year from the date of original issuance of the mShares to be redeemed and ending on the day immediately preceding the second anniversary of such original issuance, the holder will have the right to require the Company to redeem such mShares at a redemption price equal to the Stated Value, less a 1% redemption fee, plus any accrued but unpaid dividends.

Beginning two years from the date of original issuance of the shares of our mShares to be redeemed, the holder will have the right to require the Company to redeem such mShares at a redemption price equal to 100% of the Stated Value, plus any accrued but unpaid dividends.
If a holder of mShares causes the Company to redeem such mShares, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price per share of our common stock for the 20 trading days prior to the redemption.
Our obligation to redeem any mShares is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption.
Optional Redemption by the Company. We will have the right to redeem any or all mShares beginning on the tenth anniversary of the date of original issuance of the mShares to be redeemed. We will redeem such mShares at a redemption price equal to 100% of the Stated Value per mShare, plus any accrued but unpaid dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price per share of our common stock for the 20 trading days prior to the redemption, in exchange for mShares.
We may exercise our redemption right by delivering a written notice thereof to all, but not less than all, of the holders of mShares. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be 30 days following the notice date.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our mShares, the holders of mShares will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per mShare, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our mShares will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law, or the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of mShares will not be added to our total liabilities.
Voting Rights. Our mShares have no voting rights.
Securities Offered In This Offering
Series A Redeemable Preferred Stock
Our Board of Directors, including our independent directors, has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, designated as the Series A Redeemable Preferred Stock.
The following is a brief description of the terms of our Series A Redeemable Preferred Stock. The description of our Series A Redeemable Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our Series A Redeemable Preferred Stock, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.
Rank. Our Series A Redeemable Preferred Stock ranks with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•
senior to our common stock and any other class or series of our capital stock, the terms of which expressly provide that our Series A Redeemable Preferred Stock ranks senior to such class or series as to dividend rights or rights on our liquidation, winding-up and dissolution;

•
on parity with our mShares and any other class or series of our capital stock, the terms of which expressly provide that such class or series ranks on parity with our Series A Redeemable Preferred Stock as to dividend rights and rights on our liquidation, winding up and dissolution;

•
junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding up and dissolution; and

•	junior to all our existing and future debt obligations.

Investors in the Series A Redeemable Preferred Stock should note that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series A Redeemable Preferred Stock receive a return of their capital.
Stated Value. Each share of Series A Redeemable Preferred Stock has an initial "Stated Value" of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series A Redeemable Preferred Stock, as set forth in the Series A Articles Supplementary.
Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series A Redeemable Preferred Stock, if any such class or series is authorized in the future, the holders of Series A Redeemable Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Redeemable Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series A Redeemable Preferred Stock begin accruing on, and are cumulative from, the date of issuance. We paid the initial dividend on our Series A Redeemable Preferred Stock in May 2012 to stockholders of record as of April 30, 2012, and thereafter have consistently paid monthly dividends on the Series A Redeemable Preferred Stock. We expect to continue to pay dividends on the Series A Redeemable Preferred Stock monthly, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We also expect to continue to authorize and declare dividends on the shares of Series A Redeemable Preferred Stock on a monthly basis payable on the 20th day of the month following the month for which the dividend was declared (or the next business day if the 20th day is not a business day). The timing and amount of such dividends will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.
Holders of our shares of Series A Redeemable Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series A Redeemable Preferred Stock. Unless full cumulative dividends on our shares of Series A Redeemable Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•
declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series A Redeemable Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

•
except by conversion into or exchange for shares of stock ranking junior to the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the common stock.
Redemption at the Option of a Holder. During the period beginning on the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed and ending on the date immediately preceding the first anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 13% redemption fee, plus any accrued but unpaid dividends.
During the period beginning one year from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the third anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 10% redemption fee, plus any accrued but unpaid dividends.
During the period beginning three years from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the fourth anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 5% redemption fee, plus any accrued but unpaid dividends.
During the period beginning four years from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the fifth anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 3% redemption fee, plus any accrued but unpaid dividends.
Beginning five years from the date of original issuance of the shares of our Series A Redeemable Preferred Stock to be redeemed, the holder will have the right to require the Company to redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value, plus any accrued but unpaid dividends.
If a holder of Series A Redeemable Preferred Stock causes the Company to redeem such shares of Series A Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price per share of our common stock for the 20 trading days prior to the redemption.
Our obligation to redeem any shares of our Series A Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption.
Optional Redemption Following Death of a Holder. Subject to restrictions, beginning on the date of original issuance and ending two years thereafter, we will redeem shares of Series A Redeemable Preferred Stock held by a natural person upon his or her death at the written request of the holder’s estate at a redemption price equal to the Stated Value, plus accrued and unpaid dividends thereon through and including the date of redemption; provided, however, that our obligation to redeem any of the shares of Series A Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption. Upon any such redemption request from a holder’s estate, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price per share of our common stock for the 20 trading days prior to the redemption.
Optional Redemption by the Company. We will have the right to redeem any or all shares of our Series A Redeemable Preferred Stock beginning on the tenth anniversary of the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed. We will redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value per share of Series A Redeemable Preferred Stock, plus any accrued but unpaid dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the volume weighted average price per share of our common stock for the 20 trading days prior to the redemption, in exchange for the Series A Redeemable Preferred Stock.

We may exercise our redemption right by delivering a written notice thereof to all, but not less than all, of the holders of Series A Redeemable Preferred Stock. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be 30 days following the notice date.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series A Redeemable Preferred Stock, the holders of shares of Series A Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series A Redeemable Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law, or the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Redeemable Preferred Stock will not be added to our total liabilities.
Voting Rights. Our Series A Redeemable Preferred Stock has no voting rights.
Common Stock Warrants
The following is a brief summary of the Warrants and is subject to, and qualified in its entirety by, the terms set forth in the Warrant Agreement (as defined below) and global warrant certificate filed with the SEC and incorporated by reference as exhibits to the registration statement, of which this prospectus is a part.
Warrant Agreement. The Warrants to be issued in this offering will be governed by a warrant agreement, or the Warrant Agreement. The Warrants shall be issued either in certificated form or by "book-entry" form, in either case to DTC, and evidenced by one or more global warrants. Those investors who own beneficial interests in a global warrant do so through participants in DTC’s system, and the rights of these indirect owners will be governed solely by the Warrant Agreement and the applicable procedures and requirements of the DTC. The Warrants may be exercised by the holders of beneficial interest in the Warrants by delivering to the warrant agent, through a broker who is a DTC participant, prior to the expiration of such Warrants, a duly signed exercise notice and payment of the exercise price for the shares of our common stock for which such Warrants are being exercised, as described in more detail below.
Exercisability. Holders may exercise the Warrants at any time beginning one year from the date of issuance up to 5:00 p.m., New York time, on the date that is the fourth anniversary of the date of issuance. The Warrants are exercisable, at the option of each holder, in whole, but not in part, by delivering to the warrant agent a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise in the circumstances discussed below). Each Warrant is exercisable for 20 shares of our common stock (subject to adjustment, as discussed below). A holder of Warrants does not have the right to exercise any portion of a Warrant to the extent that, after giving effect to the issuance of shares of our common stock upon such exercise, the holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially own in excess of 9.8% in value of the shares of our capital stock outstanding or in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the shares of our common stock outstanding, in each case, immediately after giving effect to the issuance of shares of our common stock upon exercise of the Warrant.
Cashless Exercise. If, on the date of any exercise of any Warrant, a registration statement covering the issuance of the shares of common stock issuable upon exercise of the Warrant is not effective and an exemption from registration is not available for the resale of such shares of common stock issuable upon exercise of the Warrant, the holder may satisfy its obligation to pay the exercise price upon the exercise of its Warrant on a cashless basis in accordance with the terms of the

Warrant Agreement. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise. Any Warrant that is outstanding on the termination date of the Warrant shall be automatically terminated.
Exercise Price. The exercise price of the common stock purchasable upon exercise of the Warrants equals a 20% premium to the current market price per share of our common stock on the date of issuance of such Warrant, subject to a minimum exercise price of $19.50 per share. The current market price will be determined using the weighted average price per share of the 20 days of trading volume immediately prior to the date of the issuance of the Warrant. The exercise price and the number of shares of common stock issuable upon exercise of the Warrants are subject to appropriate adjustment from time to time in relation to the following events or actions in respect of the Company: (i) we declare a dividend or make a distribution on our outstanding common stock in common stock; (ii) we subdivide or reclassify our outstanding common stock into a greater number of shares of our common stock; (iii) we combine or reclassify our outstanding common stock into a smaller number of shares of our common stock; or (iv) we enter into any transaction whereby the outstanding shares of our common stock are at any time changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity through reorganization, merger, consolidation, liquidation or recapitalization.
Transferability. Subject to applicable law, the Warrants may be transferred at the option of the holder upon surrender of the Warrants with the appropriate instruments of transfer.
Exchange Listing. We do not plan on making an application to list the Warrants on NYSE, any other national securities exchange or other nationally recognized trading system. Our common stock is listed on NYSE.
Rights as Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants will not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.
Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, we shall, at our election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up the number of shares of common stock to be issued to the nearest whole number.
Meetings and Special Voting Requirements
Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our Board of Directors. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter does not provide for a lesser percentage in these situations.
An annual meeting of our stockholders will be held each year. Special meetings of stockholders may be called upon the request of a majority of our directors, the chairman of the Board, the president or the chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting (subject to the stockholders’ compliance with certain procedures set forth in our bylaws). The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

One or more persons who together are and for at least six months have been stockholders of record of at least five percent of the outstanding shares of any class of our stock are entitled to receive a copy of our stockholder list upon request in accordance with Maryland law. The list provided by us will include each stockholder’s name and address and the number of shares owned by each stockholder and will be made available within 20 days of the receipt by us of the request. Stockholders and their representatives shall also be given access to our bylaws, the minutes of stockholder proceedings, our annual statements of affairs and any voting trust agreements on file at our principal office during usual business hours. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.
Restrictions on Ownership and Transfer
In order for us to continue to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

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we cannot be "closely held" under Section 856(h) of the Code; that is, five or fewer individuals (as specially defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts and subject to certain constructive ownership rules) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

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100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled "Material U.S. Federal Income Tax Considerations" included elsewhere in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of shares of our stock.
Our Board of Directors, in its sole discretion, may waive this ownership limit (prospectively or retroactively) if evidence satisfactory to our directors, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required in order for us to qualify as a REIT.
In addition to prohibiting the transfer or ownership of our stock that would result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our being "closely held" within the meaning of Section 856(h) of the Code (regardless of whether the ownership interest is held during the last half of a taxable year);

•	result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise result in our disqualification as a REIT.

If any attempted transfer of our stock, if effective, would result in a violation of these limitations, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries (or, in the case of a transfer that would result in our stock being beneficially owned by fewer than 100 persons, be void), and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the Board of Directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities and, subject to Maryland law, to rescind as void any vote cast by the proposed transferee of Excess Securities prior to our discovery of the Excess Securities and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If a transfer to the trust would be ineffective for any reason to prevent a violation of any of the foregoing restrictions, the transfer resulting in such violation will be void from the time of such purported transfer.
The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the event causing the shares to be held in the beneficial trust). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.
In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift), and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.
Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our Board of Directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to qualify as a REIT.
The 9.8% ownership limit does not apply to the underwriters in a public offering of shares. Any person who owns more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held. Each such person also must provide us with such additional information as we may request in order to determine the effect of such ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit.
Distribution Policy and Distributions
Holders of Series A Redeemable Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Redeemable Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series A Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance. We paid the initial dividend on our Series A Redeemable Preferred Stock in May 2012 to applicable stockholders of record as of April 30, 2012, and thereafter have consistently paid monthly dividends on the Series A Redeemable Preferred Stock. We expect to continue to pay dividends on the Series A Redeemable Preferred Stock monthly, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We also expect to continue to authorize and declare dividends on the shares of Series A Redeemable Preferred Stock on a monthly basis payable on the 20th day of the month following the month for which the dividend was declared (or the next business day if the 20th day is not a business day). The timing and amount of such dividends will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.
Because all our operations will be performed indirectly through our Operating Partnership, our ability to pay distributions depends on our Operating Partnership’s ability to pay distributions to its partners, including to us. If we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions.
Distributions will be paid to our stockholders when and if authorized by our Board of Directors and declared by us out of legally available funds as of the record dates selected by our Board of Directors. We expect to declare and pay distributions to our common stockholders quarterly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. Distributions will be authorized at the discretion of our Board of Directors, which will be influenced in part by its intention to comply with the REIT requirements of the Code. We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in any offering;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our REIT taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the section entitled "Material U.S. Federal Income Tax Considerations — Annual Distribution Requirements" included elsewhere in this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the section entitled "Material U.S. Federal Income Tax Considerations — REIT Qualification Tests" included elsewhere in this prospectus.
Business Combinations
Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our Board of Directors has adopted a resolution exempting any business combination with our Manager or any affiliate of our Manager. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our Manager or any affiliate of our Manager. As a result, our Manager or any affiliate of our Manager may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.
The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply: (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter and bylaws provide that vacancies on our Board of Directors may be filled by the remaining directors. Any such director elected to fill a vacancy will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal. Our charter also vests in the Board of Directors the exclusive power to fix the number of directorships. In addition, our charter provides that any director may be removed from office, with or without cause, by the affirmative vote of the holders of not less than 66-2/3% of the total voting power of all outstanding common stock. Our bylaws require, unless called by our chairman of the Board of Directors, president, chief executive officer or Board of Directors, the request of holders of a majority of outstanding shares to call a special meeting to act on any matter that may properly be considered at a meeting of stockholders.
Advance Notice of Director Nominations and New Business
Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.
Our bylaws also provide that nominations of individuals for election to the Board of Directors may be made at an annual meeting (1) pursuant to the Company’s notice of meeting, (2) by or at the direction of our Board of Directors, or (3) by any stockholder who is a stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws further provide that the proposal of other business to be considered by stockholders may be made at an annual meeting (x) pursuant to the notice of meeting, (y) by or at the direction of our Board of Directors, or (z) by any stockholder of record both at the time of giving notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting on any such other business and who has complied with the advance notice provisions set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

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not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year’s annual meeting; or

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if the date of the meeting is advanced or delayed by more than 30 days from the anniversary date, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Nominations of individuals for election to the Board of Directors may be made at a special meeting, (A) by or at the direction of our Board of Directors, (B) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with the procedures set forth in our bylaws and that has supplied the information required by our bylaws about each individual whom such stockholder proposes to nominate for election as a director, or (C) provided that the special meeting has been called for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws.
A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and

•	not later than 5:00 p.m., Eastern Time, on the later of either:

◦	ninety days prior to the special meeting; or

◦	ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our Board of Directors to be elected at the meeting.

Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith, or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or Manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. With the approval of our Board of Directors, we may provide such indemnification and advance for expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company, including our Manager or any of its affiliates. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
We also have agreed to indemnify and hold harmless our Manager and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the management agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the management agreement.
We have entered into an indemnification agreement with each of our officers and directors. Each indemnification agreement provides, among other things, that we will indemnify, to the maximum extent permitted by law, the covered officer or director against any and all judgments, penalties, fines and amounts paid in settlement, and all reasonable and out-of-pocket expenses (including attorneys’ fees), actually and reasonably incurred in connection with any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or other proceeding that arises out of the officer’s or director’s status as a present or former officer, director, employee or agent of the Company. Each indemnification agreement also requires us, upon request of the covered officer or director, to advance the expenses related to such an action provided that the officer or director undertakes to repay any amounts to which he is subsequently determined not to be entitled.
The indemnification agreement is not exclusive of any other rights to indemnification or advancement of expenses to which the covered officer or director may be entitled, including any rights arising under our charter or bylaws or applicable law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for shares of our common stock and Series A Redeemable Preferred Stock is Computershare Trust Company, N.A.
Listing
Our shares of common stock are listed on the NYSE under the symbol "APTS." Our shares of Series A Redeemable Preferred Stock are not listed on an exchange and we do not intend to apply to have any such shares listed on an exchange in the future.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of Series A Redeemable Preferred Stock and Warrants (which together form a Unit) and our shares of common stock. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of these discussions. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS, or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This discussion does not address (i) U.S. federal taxes other than income taxes, or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to holders of our shares of common stock that are subject to special treatment under U.S. federal income tax law, including, for example:
•financial institutions;

•	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;
•insurance companies;
•pension plans or other tax-exempt organizations, except to the extent discussed below;
•“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;
•dealers in securities or currencies;
•traders in securities that elect to use a mark to market method of accounting;

•	persons that hold their common stock as part of a straddle, hedge, constructive sale or conversion transaction;
•regulated investment companies;
•REITs;
•certain U.S. expatriates;
•persons whose “functional currency” is not the U.S. dollar;

•	persons who acquired our shares of common stock through the exercise of an employee stock option or otherwise as compensation; and
•persons who are Non-U.S. Stockholders (as defined below), except to the extent discussed below.

This discussion is also based upon the assumption that the operation of the Company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This discussion does not discuss the impact that U.S., state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this discussion assumes that security holders hold our shares of common stock as a capital asset, which generally means as property held for investment.
Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares of common stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.
We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ended December 31, 2011. We intend to continue operating as a REIT so long as our Board of Directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.
In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT, generally is not taxed on its net taxable income to the extent such income is distributed currently to stockholders, thereby completely or substantially eliminating the "double taxation" that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.
Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code, and (ii) our Operating Partnership has been and will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion is filed as an exhibit to the registration statement, of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.
General
The term "REIT taxable income" means the taxable income as computed for a corporation that is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247 and 249 (relating generally to the deduction for dividends received);

•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

•
deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.
Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain;

•
If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability;

•
We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the "required distribution" with respect to a calendar year, we must distribute the sum of (i) 85% of our REIT ordinary income for the calendar year, (ii) 95% of our REIT capital gain net income for the calendar year, and (iii) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us;

•	We may be subject to the corporate "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses;

•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See "— Prohibited Transactions";

•
We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease;

•
If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests;

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If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

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If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures ( i.e. , a "taxable mortgage pool" or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate-level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as "disqualified organizations" that are not subject to unrelated business taxable income, or UBTI;

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us;

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If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the ten-period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us;

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary, or TRS, that do not reflect arm’s-length terms;

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The earnings of our subsidiaries that are C corporations, other than qualified REIT subsidiaries, including any subsidiary we may elect to treat as a TRS, generally will be subject to U.S. federal corporate income tax; and

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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests
Organizational Requirements. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)	that is neither a financial institution nor an insurance company;

(5)	that meets the gross income, asset and annual distribution requirements;

(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)
generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year-end, thereby satisfying condition (9).
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).
We expect to control our subsidiary partnerships, including our Operating Partnership, and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a Gross Income Test or Asset Test (each as defined below), and which we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own certain assets through subsidiaries that we intend to be treated as "qualified REIT subsidiaries." A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "— Asset Tests." While we currently hold all of our investments through our Operating Partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by our Operating Partnership unless we own 100% of the equity interest in our Operating Partnership.
If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See below "— Asset Tests" and "— Income Tests."
Ownership of Interests in TRSs. We do not currently own an interest in a TRS; however, we may form one or more TRSs or may acquire securities in TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.
A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS’s adjusted taxable income (as defined in the Code) for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 25% (20% for taxable years beginning after December 31, 2017) of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See below "— Asset Tests."
Share Ownership Requirements
The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be "closely held," which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.
Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock, as well as in certain other circumstances. See the section entitled "Description of Securities — Restrictions on Ownership and Transfer" included elsewhere in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of our shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.
Asset Tests
At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.
75% Asset Test. At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (ii) shares in other qualifying REITs, (iii) debt instruments issued by publicly offered REITs, and (iv) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under "— 25% Asset Test" below.
Additionally, regular and residual interests in a REMIC are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC directly. If we hold a "residual interest" in a REMIC from which we derive "excess inclusion income," we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed.
We are currently invested in certain real properties as disclosed in our public filings. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute "real estate assets" and should allow us to meet the 75% Asset Test.
25% Asset Test. Except as described below, the remaining 25% of our assets generally may be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, other than equity investments, our qualified REIT subsidiaries and TRSs, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. In addition, not more than 25% of our assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% asset test. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a "security" for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.
For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled TRSs" as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate-related debt investments; provided, that the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. Pursuant to Revenue Procedure 2014-51, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. However, uncertainties exist regarding the application of Revenue Procedure 2014-51 and no assurance can be given that the IRS would not challenge our treatment of such assets.
A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (ii) $10 million; provided , that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Department of Treasury, or the "Treasury"), or otherwise meets the requirements of those rules by the end of that period.
If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if: (i) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (iv) the REIT pays a tax on the failure equal to the greater of (A) $50,000 or (B) an amount determined (under regulations) by multiplying (1) the highest rate of tax for corporations under Code Section 11, by (2) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
Gross Income Tests
For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.
75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) income from other specified investments relating to real property or mortgages thereon (which does not include gains from the sale of a non-qualified publicly offered REIT debt instrument), and (vi) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test. At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.
Rents from Real Property. Income attributable to a lease of real property generally will qualify as "rents from real property" under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes and subject to the rules discussed below.
Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.
Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.
If a REIT operates or manages a property or furnishes or renders certain "impermissible services" to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as "rents from real property." Impermissible services are services other than services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." For these purposes, the income that a REIT is considered to receive from the provision of "impermissible services" will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as "rents from real property." However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test and the 95% Gross Income Test. The Board of Directors intends to hire qualifying independent contractors or to utilize our TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.
In addition, we have represented that, with respect to our leasing activities, we will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (iii) enter into any lease with a related party tenant.
Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. The TRSs will pay regular corporate tax rates on any income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.
Interest Income. We receive interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or an interest in real property qualifies under the 75% Gross Income Test; provided, that in both cases the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. All of our loans secured by real property will be structured so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. Therefore, income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.
Dividend Income. We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.
We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.
Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.
Satisfaction of the Gross Income Tests. Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Our current and anticipated operations indicate that it is likely that we will have little or no non‑qualifying income to cause adverse U.S. federal income tax consequences.
As described above, we may establish one or more TRSs with which we could enter into leases for any properties we may invest in. The gross income generated by these TRSs would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from TRSs to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.
If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we: (i) satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, (ii) attach to our U.S. Federal income tax return a schedule describing the nature and amount of each item of our gross income, and (iii) satisfy the IRS that any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.
Annual Distribution Requirements
In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (a) the sum of (i) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) and (ii) 90% of the net income (after tax) from foreclosure property; less (b) the sum of some types of items of non‑cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (A) declared a dividend before the due date of our tax return (including extensions); (B) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (C) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.
For taxable years commencing prior to January 1, 2015, in order for distributions to have been counted towards satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been "preferential dividends." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the IRS) within a specified period.
If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the "required distribution" with respect to a calendar year and avoid the excise tax, we must distribute the sum of (a) 85% of our REIT ordinary income for the calendar year, (b) 95% of our REIT capital gain net income for the calendar year, and (c) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.
We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	"residual interests" in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•
loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.
Failure to Qualify
If we fail to continue to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This "double taxation" results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.
Prohibited Transactions
As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	generally has been held for at least two years;

•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

•
when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion), occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or occurs in a year when the REIT disposes of less than 20% of its assets as well as 10% or less of its assets based on a 3 year average (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we currently intend to sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income, and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being "prohibited transactions," which will limit the annual number of transactions. See "— REIT Qualification Tests — Ownership of Interests in TRSs."
Excess Inclusion Income
Pursuant to IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

•
results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

Pursuant to IRS guidance, to the extent that excess inclusion income is allocated to a tax‑exempt stockholder of a REIT that is not subject to unrelated business taxable income (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See "— Annual Distribution Requirements." The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
Characterization of Property Leases
We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of any properties for U.S. federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT taxable income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).
Tax Aspects of Investments in Partnerships
General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including our Operating Partnership. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in our Operating Partnership and our Operating Partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if our Operating Partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.
The following is a summary of the U.S. federal income tax consequences of our investment in our Operating Partnership if our Operating Partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.
A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Furthermore, there can be no assurance that distributions from our Operating Partnership will be sufficient to pay the tax liabilities resulting from an investment in our Operating Partnership.
Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because our Operating Partnership was formed as a partnership under state law, for U.S. federal income tax purposes, our Operating Partnership will be treated as a partnership if it has two or more partners, or as a disregarded entity if it is treated as having one partner. We intend that interests in our Operating Partnership (and any partnership invested in by our Operating Partnership) will fall within one of the "safe harbors" for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly, no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our Operating Partnership has had, and will have, sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.
If for any reason our Operating Partnership (or any partnership invested in by our Operating Partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Furthermore, if any partnership were treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.
Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code, that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in the Company.
Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in our Operating Partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.
In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to our Operating Partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by our Operating Partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by our Operating Partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes, and generally the rules of Code Section 704(c) would apply to such differences as well.
For U.S. federal income tax purposes, depreciation deductions on residential rental buildings, structural components and improvements generally are computed using the straight‑line method over 27.5 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. However, we have elected to have the alternative depreciation system apply to our properties with the result that residential rental buildings, structural components and improvements are depreciated using the straight-line method over 40 years and some improvements to land are depreciated using the straight-line method over 20 years. For properties contributed to our

Operating Partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, our Operating Partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.
Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.
Some expenses incurred in the conduct of our Operating Partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of our Operating Partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees, are other examples of expenses that may not be deducted in the year they were paid.
Taxation of U.S. Holders
The following section applies to you only if you are a U.S. Holder. Generally, for purposes of this discussion, a "U.S. Holder" is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of our Series A Redeemable Preferred Stock, the Warrants or shares of our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our Series A Redeemable Preferred Stock, the Warrants or shares of our common stock should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of such shares of Series A Redeemable Preferred Stock, the Warrants or shares of our common stock by the partnership.
Allocation of Purchase Price of Unit as Between Series A Redeemable Preferred Stock and Warrant. For U.S. federal income tax purposes, the purchase of each Unit will be treated as the purchase of an "investment unit" consisting of two components, a share of Series A Redeemable Preferred Stock and a Warrant to purchase 20 shares of common stock exercisable by the holder at an exercise price equal to $19.50 per share.

The purchase price for the Unit must be allocated as between the Series A Redeemable Preferred Stock and the Warrant in proportion to their relative fair market values on the date that the Unit is purchased. The allocation of the purchase price will establish your initial tax basis for U.S. federal income tax purposes in your Series A Redeemable Preferred Stock and the Warrant. You should consult your own tax advisor regarding the allocation of the purchase price between the share of Series A Redeemable Preferred Stock and the Warrant.

If the allocation of the purchase price between the Series A Redeemable Preferred Stock and the Warrant results in an "issue price" for the Series A Redeemable Preferred Stock that is lower than the price at which the Series A Redeemable Preferred stock may be redeemed under certain circumstances, this difference in price (the “redemption premium") will be treated as a constructive distribution of additional stock on preferred stock under Code Section 305(c), unless the redemption premium is less than a statutory de minimis amount. If shares of the Series A Redeemable Preferred Stock are redeemed at more than one time, the time and price at which redemption is most likely to occur must be determined based on all the facts and circumstances as of the issue date. Any such constructive distribution must be taken into account under principles similar to the principles governing the inclusion of accrued original issue discount under Code Section 1272(a). Under those principles, a U.S. Holder is required to include the redemption premium in gross income as it accrues under a constant yield method.

We intend to take a position, through an appropriate valuation methodology, on an allocation of the purchase price for the Units between the shares of Series A Redeemable Preferred Stock and the Warrants that comprise the Units. If the allocation results in a value for the Warrant in excess of the statutory de minimis amount, we will report the premium in gross income of U.S. Holders as it accrues under a constant yield method and include the amount on the annual dividend reporting form, Form 1099-DIV. However, our position on the allocation of the purchase price to the Warrants is not binding on the IRS. If the IRS were to take a different position regarding such allocation, U.S. Holders would be required to include a different amount of redemption premium in gross income as it accrues under a constant yield method and may be required to treat any gain recognized on the disposition of the Series A Redeemable Preferred Stock as ordinary income rather than as capital gain.

Series A Redeemable Preferred Stock and Common Stock. As long as we continue to qualify as a REIT, distributions (including any deemed distributions) paid to our U.S. Holders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Holder, reducing the U.S. Holder’s tax basis in his, her or its stock by the amount of such distribution, but not below zero, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Holder’s basis in our stock, this will increase the U.S. Holder’s gain, or reduce the U.S. Holder’s loss, on any subsequent sale of the stock.
Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such distribution has held its stock. However, corporate U.S. Holders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Holders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.
With respect to U.S. Holders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions (including any deemed distributions) paid to such U.S. Holders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Holders as capital gain; provided, that the U.S. Holder has held the stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);

(2)
the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a non REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a U.S. Holder’s current or suspended passive losses. Corporate U.S. Holders cannot claim the dividends received deduction for such dividends unless we lose our REIT qualification. Although U.S. Holders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year that is payable to a U.S. Holder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Holder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Holders may not use any of our operating or capital losses to reduce their tax liabilities.
We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Holders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.
In general, the sale of our stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Holder’s basis in the stock sold. However, any loss from a sale or exchange of stock by a U.S. Holder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Holder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.
If excess inclusion income from a REMIC residual interest is allocated to any U.S. Holder, that income will be taxable in the hands of the Holder and would not be offset by any net operating losses of the U.S. Holder that would otherwise be available. As required by IRS guidance, we intend to notify our U.S. Holders if a portion of a dividend paid by us is attributable to excess inclusion income.
Currently, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate applicable to them on dividends received from corporations that are subject to a corporate level of tax is reduced from the rate applicable on ordinary dividends to the rate applicable on net capital gain if certain holding period requirements are also satisfied. Except in limited circumstances, with respect to "qualified dividend income" as discussed above, this reduced tax rate will not apply to dividends paid by us.
Warrants. Upon the exercise of a Warrant for cash, you will not recognize gain or loss, and the amount paid for the Warrant plus the amount paid at exercise will be added to your basis in the common stock received. Your holding period for the common stock purchased pursuant to exercise of a Warrant for cash will generally begin no later than the day following the exercise and will not include the period you held the Warrant.

Upon a sale or other disposition (other than exercise) of a Warrant, you will recognize capital gain or loss in an amount equal to the difference between the amount realized and your tax basis in the Warrant. Such gain or loss will be long-term capital gain or loss provided you held the Warrant for more than one year at the time of sale or other disposition.

If the Warrant is allowed to lapse unexercised, you will generally have a capital loss equal to your basis in the Warrant. Such loss will be a long-term capital loss provided you held the Warrant for more than one year at the time the Warrant is allowed to lapse.

Certain adjustments to, or failure to adjust, the number of shares underlying the Warrants and/or exercise price of the Warrants may cause holders of Warrants and our stock to be treated as having received a distribution, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of such holders in our Company. Such a distribution would be taxable to holders as a dividend, return of capital or capital gain in accordance with rules discussed above under "- Series A Redeemable Preferred Stock and Common Stock."

Cost Basis Reporting. U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the "cost basis" calculated for the shares involved will be reported to the IRS and to you.

Generally these rules apply to all shares purchased. For "cost basis" reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a "first in/first out" basis. The shares in the Distribution Reinvestment Plan are also eligible for the "average cost" basis method, should you so elect.
Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between "brokers" and are not issued to the IRS or to you.
Stockholders should consult their tax advisors regarding the consequences of these rules.
Backup Withholding and Information Reporting. We will report to our U.S. Holders and the IRS the amount of dividends (including deemed dividends) paid during each calendar year and the amount (if any) of U.S. federal income tax we withhold. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding at the current rate of 28% with respect to dividends (including any deemed dividends) paid unless the U.S. Holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (2) provides us with a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide his, her or its correct taxpayer identification number or social security number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Holder who fails to certify his, her or its non-foreign status. See the " — Taxation of Non-U.S. Holders" portion of this section.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.
Taxation of Tax-Exempt Holders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Holder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Holder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its shares of common stock, or the shares of common stock are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, even in the absence of acquisition debt, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities, including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.
Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be "closely held" (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (i) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (ii) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our shares of common stock are publicly traded, we can give no assurance of this.
Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Non-U.S. Holders
General. The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A Non-U.S. Holder means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
Allocation of Purchase Price as Between Series A Redeemable Preferred Stock and Warrant. As described above under "- Taxation of U.S. Holders - Allocation of Purchase Price Between Series A Redeemable Preferred Stock and Warrants," a portion of the purchase price for the Unit will be allocated to the Warrant. Any redemption premium that may result will be treated as a constructive distribution of additional stock on preferred stock under Code Section 305(c), unless the redemption premium is less than a statutory de minimis amount. Any such constructive distribution may need to be taken into account under principles similar to the principles governing the inclusion of accrued original issue discount under Code Section 1272(a) and may be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. See "Distributions In General" and “U. S. Federal Income Tax Withholding on Distributions" below.

Distributions — In General. Distributions paid by us that are not attributable to gain from our sales or exchanges of "U.S. real property interests," or USRPIs, and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such ordinary dividends to Non-U.S. Holders are subject to a 30% tax unless an applicable treaty reduces or eliminates that tax, which is collected through withholding at the time the distribution is made. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Any constructive dividends on the Series A Redeemable Preferred Stock also would be subject to U.S. federal withholding tax to the same extent as an actual distribution. Because constructive dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold the U.S. federal tax on such dividend from cash proceeds otherwise payable to a Non-U.S. Holder.
If income from the investment in our shares of common stock is treated as effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Holders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent they do not exceed the adjusted basis of the Non-U.S. Holder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Holder’s shares, they will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the "— Sales of Shares" portion of this Section below.
Distributions Attributable to Sale or Exchange of Real Property. Pursuant to the Foreign Investors in Real Property Tax Act of 1980, or FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Holder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Holders would thus be taxed at the normal capital gain rates applicable to U.S. Holders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. For these purposes, however, a distribution is not attributable to gain from sales or exchanges by us of a USRPI if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan, for example, would not be solely as a creditor. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Holder not entitled to any treaty exemption. However, generally, pursuant to FIRPTA, a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Holder if: (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (ii) the Non-U.S. Holder does not own more than 10% of the class of stock at any time during the one-year period ending on the date of such distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. We anticipate that our shares of common stock will be "regularly traded" on an established securities market, although, no assurance can be given that this will be the case.

U.S. Federal Income Tax Withholding on Distributions. For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the gross amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Holder, unless the Non-U.S. Holder provides us with appropriate documentation (i) evidencing that such Non-U.S. Holder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate), or (ii) claiming that the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Holder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described above. Therefore, such withheld amounts are creditable by the Non-U.S. Holder against its actual U.S. federal income tax liabilities, including those described above. The Non-U.S. Holder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Holder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Holder files applicable returns or refund claims with the IRS.
Sales of Shares. Gain recognized by a Non-U.S. Holder upon a sale of shares that is not otherwise subject to U.S. Federal income taxation under FIRPTA, generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the U.S.; (ii) the Non-U.S. Holder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) (A) our REIT is "domestically controlled," which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) the class of shares being sold are "regularly traded" on an established securities market and the selling Non-U.S. Holder has not held more than 10% of our outstanding shares of such class at any time during the five-year period ending on the date of the sale.
We believe that we qualify as "domestically controlled." If we are not domestically controlled, a Non-U.S. Holder’s sale of shares would be subject to tax, unless the class of shares being sold were regularly traded on an established securities market and the selling Non-U.S. Holder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 10% in value of such class of our shares. We anticipate that our common shares will be "regularly traded" on an established market for the foreseeable future, although no assurance can be given that this will be the case.
If the proceeds of a disposition of our securities are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Holder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of our securities paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a "controlled foreign corporation" for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Holder, and (B) information reporting will not apply if the Non-U.S. Holder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.
Warrants - Expiration, Sale or Exercise of the Warrants. The discussion above under "Taxation of U.S. Holders - Warrants" generally applies to Non-U.S. Holders, except that a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized upon the sale or otherwise taxable disposition of a Warrant, provided, however, that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the U.S.; (ii) the Non-U.S. Holder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) our REIT is "domestically controlled" (see “Sales of Shares" above).

Medicare Tax
Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.
Foreign Accounts
Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity (as the beneficial owner or as an intermediary for the beneficial owner) unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Applicable Treasury Regulations and other IRS guidance provide that these rules generally will apply to payments of dividends on our common stock and generally will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2018. We will not pay any additional amounts in respect of any amounts withheld. U.S. Holders and Non-U.S. Holders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.
Other Tax Considerations
State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or you reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to U.S. Holders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in our securities.
Legislative Proposals. You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our securities.

PLAN OF DISTRIBUTION
General
We are offering up to a maximum of 1,500,000 shares of our Series A Redeemable Preferred Stock and Warrants to purchase up to a maximum of 30,000,000 shares of our common stock in this offering through PCS, our affiliated dealer manager, on a "reasonable best efforts" basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Series A Redeemable Preferred Stock and Warrants and has no firm commitment or obligation to purchase any specific number or dollar amount of the Series A Redeemable Preferred Stock or Warrants. The Series A Redeemable Preferred Stock and Warrants will be sold in Units, with each Unit consisting of (i) one share of Series A Redeemable Preferred Stock with an initial stated value of $1,000 per share, and (ii) one Warrant to purchase 20 shares of common stock, exercisable by the holder at an exercise price that is a 20% premium to the current market price per share of our common stock determined using the volume weighted average price per share of our common stock for the 20 trading days prior to the date of issuance of such Warrant, subject to a minimum exercise price of $19.50 per share (subject to adjustment). Each Unit will be sold at a public offering price of $1,000 per Unit. Units will not be issued or certificated. The shares of Series A Redeemable Preferred Stock and Warrants are immediately detachable and will be issued separately.
This offering is scheduled to terminate by [ ], 2019. Under rules promulgated by the SEC, in some circumstances we could continue this offering until as late as [ ], 2020, in our sole discretion. If we decide to continue this offering beyond [ ], 2019 we will supplement this prospectus accordingly. We may terminate this offering at anytime.
We will sell Units using two closing services provided by the DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing Units through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their Units by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank N.A. In addition, such investors will pay the full purchase price for their Units to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See "— Settlement Procedures" for a description of the closing procedures with respect to each of the closing methods.
PCS is a securities broker-dealer registered with the SEC and a member firm of FINRA. PCS is affiliated with us and our Manager. The principal business address of PCS is 3284 Northside Parkway, NW, Suite 150, Atlanta, GA 30327.
Compensation of Dealer Manager and Participating Broker-Dealers
We will pay to PCS selling commissions of up to and including 7% of the gross offering proceeds from this offering. We will also pay to PCS up to and including 3% of the gross offering proceeds from this offering as compensation for acting as dealer manager. As dealer manager, PCS, will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. The combined selling commission and dealer manager fee and properly documented expenses associated with the offer, sale or distribution of the Units, which are paid by or reimbursed by the Company and are deemed components of underwriting compensation under this offering will not exceed FINRA's 10% cap under FINRA Rule 2310(b)(4)(B)(ii), which we refer to as FINRA's 10% cap. Our dealer manager will repay to the Company any excess payments made to our dealer manager over FINRA's 10% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Units.
We expect PCS to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our Units. PCS may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. PCS may also reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a marketing fee. The amount of the marketing fee to be reallowed to any participating broker-dealer will be determined by the dealer manager in its sole discretion and include such factors as:

•	the volume of sales estimated to be made by the participating broker-dealer; or

•	the participating broker-dealer’s agreement to provide one or more of the following services:

•	providing internal marketing support personnel and marketing communications vehicles to assist the dealer manager in our promotion;

•
responding to investors' inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, redemption rights and procedures, our financial status, and the markets in which we have invested;

•	assisting investors with redemptions; or

•	providing other services requested by investors from time to time and maintaining the technology necessary to adequately service investors.

PCS, as our dealer manager, provides services to us, which include conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We pay PCS a dealer manager fee of up to and including 3.0% of the price per Unit. In addition to re-allowing a portion of the dealer manager fee to the participating broker-dealers as a marketing fee, the fee will also be used for certain costs that FINRA includes in the 10% underwriting compensation limit, such as the cost of the following activities:

•	travel and entertainment expenses;

•	compensation of PCS’s employees in connection with wholesaling activities;

•	expenses incurred in coordinating broker-dealer seminars and meetings;

•	wholesaling expense reimbursements paid by PCS or its affiliates to other entities;

•	the national and regional sales conferences of our selected dealers;

•	training and education meetings for registered representatives of our participating broker-dealers; and

•
permissible forms of non-cash compensation to registered representatives of our selected dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).

In the event any of our directors and officers, both current and retired, and their family members, as well as affiliates of our Manager and its directors, officers and employees, both current and retired, and their family members, entities owned substantially by such individuals, affiliated entities, and, if approved by our management, joint venture partners, consultants, service providers and business associates and family members thereof purchase Units in this offering, there will be no selling commissions paid by us in connection with any such sales. In the event any of our participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives purchase Units in this offering, selling commissions may be reduced by up to the full 7% of gross offering proceeds received by us in connection with any such sales. We will not sell Units to participating dealers for their own account, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives until 90 days after our registration statement is declared effective by the SEC. For purposes of these discounts, we consider a family member to be a spouse, parent, child, sibling, cousin, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. We will receive increased net offering proceeds from such sales to such persons. Such persons will be expected to hold their Units purchased as stockholders for investment and not with a view towards distribution.

We will not pay any selling commissions, but will pay dealer manager fees, in connection with the sale of Units through the following distribution channels in the event that the investor:
•purchases units through fee-based programs also known as “wrap accounts”;

•	purchases Units through participating broker-dealers that have alternative fee arrangements with their clients;

•	purchases Units through certain registered investment advisors;

•	purchases Units through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers; or

•	is an endowment, foundation, pension fund or other institutional investor.

The net proceeds to us will be increased by reducing the commissions payable in connection with such sales. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Units.

     Selling commissions and the dealer manager fee for purchases of more than $5.0 million are negotiable. Selling commissions and the dealer manager fee paid will in all cases be the same for the same level of sales and once a price is negotiated with the initial purchaser this will be the price for all purchases at that volume. In the event of a sale of more than $5.0 million, we will file a Form 8-K, which will be incorporated by reference in this prospectus, to include:

•	the aggregate amount of the sale;

•	the price per share paid by the purchaser; and

•	a statement that other similar investors wishing to purchase at that volume of securities will pay the same price for that volume of securities.

Dealer Manager and Participating Broker-Dealer Compensation
The table below sets forth the nature and estimated amount of all items viewed as "underwriting compensation" by FINRA, assuming we sell all the Units offered hereby.

Selling commissions (maximum)	$105,000,000
Dealer manager fee (maximum)	$45,000,000
Total	$150,000,000

Subject to the cap on issuer expenses described below, we also will reimburse PCS for reimbursements it may make to broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices.
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.
We will reimburse our Manager up to 1.5% of the gross offering proceeds of this offering for actual expenses incurred in connection with this offering. Any remaining amounts will be paid by our Manager without reimbursement by us. The total amount of underwriting compensation, including selling commissions and dealer manager fees paid or reimbursed by us, our Manager or any other source in connection with this offering, will not exceed FINRA’s 10% cap. The aggregate of all organization and offering expenses under this offering, excluding selling commissions and dealer manager fees, will be capped at 1.5% of the aggregate gross proceeds of this offering; however, upon approval by the conflicts committee of our Board of Directors, we may reimburse our Manager for any such expenses incurred above the 1.5% amount as permitted by FINRA.
We will be responsible for the expenses of issuance and distribution of the Units in this offering, including registration fees, printing expenses and the Company’s legal and accounting fees, which we estimate will total approximately $22.5 million (excluding selling commissions and dealer manager fees).
The dealer manager agreement may be terminated upon 60 days written notice by either the Company or the dealer manager to the other party.
Settlement Procedures
If your broker-dealer uses DTC Settlement, then you can place an order for the purchase of Units through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated monthly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the Units by the settlement date, which depends on when you place the order during the monthly settlement cycle and can be anywhere from one to 20 days after the date of your order. This purchase price will not be held in escrow.
Under special circumstances, you have the option to elect to use DRS Settlement. If you elect to use DRS Settlement, you should complete and sign a subscription agreement similar to the one filed as an exhibit to the registration statement of which this prospectus is a part, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the Units to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.
Irrespective of whether you purchase Units using DTC Settlement or DRS Settlement, by accepting Units you will be deemed to have accepted the terms of our charter.
Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our dealer manager or the broker-dealers participating in this offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank N.A. by the end of the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the subscription review procedures are more lengthy than customary or pursuant to a participating broker-dealer’s internal supervising review procedures, a subscriber’s check will be transmitted by the end of the next business day following receipt by the review office of the dealer, which will then be promptly deposited by the end of the next business day following receipt by the review office. Any subscription payments received by the escrow agent will be deposited into a special non-interest bearing account in our name until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 10 business days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account on our next closing date. You will receive a confirmation of your purchase subsequent to a closing. We generally will admit stockholders on a semimonthly basis.
Investors purchasing Units through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their Units by the settlement date, and such payments will not be held in escrow.
In recommending to a potential investor the purchase of Units, each participating broker-dealer must have reasonable grounds to believe, on the basis of information obtained from the potential investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by the participating broker-dealer, that the potential investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus; the potential investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and the program is otherwise suitable for the potential investors. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus and have had sufficient time to review this prospectus. PCS and each participating broker-dealer shall maintain records of the information used to determine that an investment in the Units is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.
Minimum Purchase Requirements
For your initial investment in our Units, you must invest at least $5,000, or such lesser amounts in the discretion of PCS, our dealer manager. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in the Units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

LEGAL MATTERS
Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland Law have been passed upon for us by Venable LLP. Certain U.S. federal income tax matters have been passed upon by Proskauer Rose LLP, which relies on the opinion of Venable LLP as to all matters of Maryland law. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in this prospectus or any applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Preferred Apartment Communities, Inc. for the year ended December 31, 2015 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses for the years ended December 31, 2012, 2011, and 2010 of Lake Cameron, McNeil Ranch and Ashford Park included on page F-2 of Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A dated January 17, 2013 and filed with the SEC on April 3, 2013 has been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenue and certain expenses for the period of March 12, 2012 to December 31, 2012 of Trail II included on page F-2 of Preferred Apartment Communities, Inc.'s Current Report on Form 8-K/A dated June 14, 2013 and filed with the SEC on July 12, 2013 has been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenue and certain expenses for the year ended December 31, 2015 of the Village at Baldwin Park included on page F-2 of Preferred Apartment Communities, Inc.'s Current Report on Form 8-K dated July 15, 2016 and filed with the SEC on July 15, 2016 has been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statements of revenues and certain expenses of the Estancia Dallas, LLC, Sandstone Overland Park, LLC, Stoneridge Nashville, LLC, and Vineyards Houston, LLC for the year ended December 31, 2013 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A filed with the SEC on September 17, 2014 has been audited by CohnReznick LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The combined statement of revenue and certain expenses of the Sunbelt Portfolio for the year ended December 31, 2013 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 4, 2014 has been audited by Moore, Colson & Company, P.C., independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The combined statement of revenue and certain operating expenses of Avenues at Cypress and Avenues at Northpointe for the year ended December 31, 2014 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 30, 2015 has been audited by CohnReznick LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The combined statement of revenue and certain expenses for the year ended December 31, 2014 of the Lenox Village Portfolio, which appears in the Current Report on Form 8-K/A of Preferred Apartment Communities, Inc. dated March 2, 2016 has been audited by Moore, Colson & Company, P.C., independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The combined statement of revenues and certain expenses for the year ended December 31, 2015 of the Southeast 6 Portfolio, which appears in the Current Report on Form 8-K of Preferred Apartment Communities, Inc. dated July 15, 2016 has been audited by KPMG LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statements) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses for the year ended December 31, 2015 of Grandeville on Avalon Park, which appears in the Current Report on Form 8-K of Preferred Apartment Communities, Inc. dated July 15, 2016 has been audited by Insero & Co. CPAs, LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses of the Southeastern 7 Portfolio, a portfolio of seven grocery-anchored shopping centers, for the year ended December 31, 2015 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A filed on October 24, 2016 has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement), and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT PREFERRED APARTMENT COMMUNITIES
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.
You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address or telephone number:
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
(770) 818-4100
Attn: Leonard A. Silverstein
Our website at www.pacapts.com contains additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.
This prospectus is part of the registration statement and does not contain all the information included in the registration statement and all its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.
You may read and copy our registration statement and all its exhibits and schedules which we have filed with the SEC, at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mailing the SEC at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxy statements, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.
We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Our Annual Report on Form 10-K for the period ended December 31, 2015 filed with the SEC on March 14, 2016;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2016 filed with the SEC on May 9, 2016;

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed with the SEC on August 9, 2016;

•	Our Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed with the SEC on November 7, 2016;

•
Our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the SEC on April 3, 2013, April 4, 2013, July 12, 2013, September 17, 2014, December 4, 2014, January 2, 2015, March 30, 2015, March 2, 2016, May 5, 2016, May 25, 2016, June 6, 2016, July 15, 2016, July 15, 2016, July 18, 2016, August 9, 2016, August 10, 2016, October 5, 2016 and October 24, 2016;

•	The description of capital stock contained in our Form 8-A, filed December 3, 2010, including any amendments or reports filed for the purpose of updating the description; and

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before termination of this offering.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
The section entitled "Where You Can Find More Information About Preferred Apartment Communities" above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:
Leonard A. Silverstein
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
Telephone Number: (770) 818-4100
In addition, such reports and documents may be found on our website at www.pacapts.com.

Maximum of 1,500,000 Units consisting of 1,500,000 Shares of Series A Redeemable Preferred Stock
and Warrants to Purchase 30,000,000 Shares of Common Stock

(Liquidation Preference $1,000 per share of Series A Redeemable Preferred Stock
(subject to adjustment))

PROSPECTUS

PREFERRED CAPITAL SECURITIES, LLC
as Dealer Manager

 , 2016
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other expenses of issuance and distribution
The following table sets forth the costs and expenses to be borne by the registrant in connection with the offering described in this registration statement.

Securities and Exchange Commission Registration Fee	$209,950.50
NYSE Listing Fee	700,000
Legal Fees and Expenses	1,319,000
Accounting Fees and Expenses	300,000
Printing Expenses	50,000
Transfer Agent, Escrow Fees and Mailing Costs	7,275,000
Advertising Fees and Expenses	4,491,000
Due diligence expenses	4,325,000
Miscellaneous Expenses	3,830,049.5
Total Expenses	22,500,000.00
All amounts in the table above, except the SEC registration fee, are estimated.
Item 15. Indemnification of directors and officers
Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
The Maryland General Corporation Law, or MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith, or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Our charter requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. With the approval of our Board of Directors, we may provide such indemnification and advance for expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company, including our Manager or any of its affiliates. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
We also have agreed to indemnify and hold harmless Preferred Apartment Advisors, LLC (our Manager) and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the management agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the management agreement.
The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.
We have entered into an indemnification agreement with each of our officers and directors. Each indemnification agreement provides, among other things, that we will indemnify, to the maximum extent permitted by law, the covered officer or director against any and all judgments, penalties, fines and amounts paid in settlement, and all reasonable and out-of-pocket expenses (including attorneys’ fees), actually and reasonably incurred in connection with any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or other proceeding that arises out of the officer’s or director’s status as a present or former officer, director, employee or agent of the Company. Each indemnification agreement also requires us, upon request of the covered officer or director, to advance the expenses related to such an action provided that the officer or director undertakes to repay any amounts to which he is subsequently determined not to be entitled.
The indemnification agreement is not exclusive of any other rights to indemnification or advancement of expenses to which the covered officer or director may be entitled, including any rights arising under our charter or bylaws or applicable law.
Item 16. Exhibits
The exhibit index at the end of this registration statement identifies the exhibits that are included in this registration statement and are incorporated herein by reference.
Item 17. Undertakings
(a)The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
(b)    The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(c)    The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(d)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, in the State of Georgia, on the 8th day of November, 2016.
PREFERRED APARTMENT COMMUNITIES, INC.

By:	/s/ John A. Williams John A. Williams Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John A. Williams John A. Williams	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 8, 2016
/s/ Leonard A. Silverstein Leonard A. Silverstein	President, Chief Operating Officer and Director	November 8, 2016
/s/ Michael J. Cronin Michael J. Cronin	Executive Vice President, Chief Accounting Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 8, 2016
/s/ Daniel M. DuPree Daniel M. DuPree	Chief Investment Officer and Vice Chairman of the Board	November 8, 2016
* Steve Bartkowski	Director	November 8, 2016
* Gary B. Coursey	Director	November 8, 2016
* William J. Gresham, Jr.	Director	November 8, 2016
* Howard A. McLure	Director	November 8, 2016
* Timothy A. Peterson	Director	November 8, 2016
* John M. Wiens	Director	November 8, 2016

*By: /s/ John A. Williams John A. Williams Attorney-in-fact		November 8, 2016

EXHIBIT INDEX

Exhibit No.	Document
1.1(1)	Form of Dealer Manager Agreement
1.2(1)	Form of Soliciting Dealer Agreement
3.1(2)	Articles of Amendment and Restatement of Preferred Apartment Communities, Inc.
3.2(3)	Third Amended and Restated Bylaws of Preferred Apartment Communities, Inc.
4.1(4)
Sixth Amended and Restated Partnership Agreement, effective as of June 3, 2016, among Preferred Apartment Communities, Inc., Preferred Apartment Advisors, LLC and the other limited partners party thereto

4.2(5)	Articles Supplementary for the Series A Redeemable Preferred Stock
4.3(6)	Articles of Amendment Amending the Articles Supplementary for the Company's Series A Redeemable Preferred Stock
4.4(7)	Articles Supplementary classifying additional shares of the Series A Redeemable Preferred Stock
4.5+	Form of Warrant Agreement
4.6+	Form of Subscription Agreement
4.7(5)	Form of Global Warrant Certificate
5.1+	Opinion of Venable LLP
5.2+	Opinion of Proskauer Rose LLP
8.1+	Opinion of Proskauer Rose LLP
12.1(8)	Statement Regarding Computation of Ratios
23.1+	Consent of PricewaterhouseCoopers LLP
23.2+	Consent of PricewaterhouseCoopers LLP
23.3+	Consent of CohnReznick LLP
23.4+	Consent of CohnReznick LLP
23.5+	Consent of Moore, Colson & Company, P.C.
23.6+	Consent of Insero & Co. CPAs, LLP
23.7+	Consent of KPMG LLP
23.8+	Consent of Deloitte & Touche LLP
23.9+	Consent of Venable LLP (included in Exhibit 5.1)
23.10*	Consent of Proskauer Rose LLP (included in Exhibit 5.2)
23.11*	Consent of Proskauer Rose LLP (included in Exhibit 8.1)
24.1(7)	Power of Attorney

+	Filed herewith.

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

(1)	Previously filed with the Registration Statement on Form S-3/A (Registration No. 333-211924) filed by the Registrant with the Securities and Exchange Commission on August 12, 2016.

(2)
Previously filed with the Pre-effective Amendment No. 6 to Form S-11 Registration Statement (Registration No. 333-168407) filed by the Registrant with the Securities and Exchange Commission on March 4, 2011.

(3)	Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 28, 2013.

(4)	Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on June 6, 2016.

(5)
Previously filed with the Pre-effective Amendment No. 1 to Form S-11 Registration Statement (Registration No.: 333-176604) filed by the Registrant with the Securities and Exchange Commission on November 2, 2011.

(6)	Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on June 26, 2014.

(7)	Previously filed with the Registration Statement on Form S-3 (Registration No. 333-211924) filed by the Registrant with the Securities and Exchange Commission on June 9, 2016.

(8)	Previously filed with the Quarterly Report on Form 10-Q filed by the Registrant with the Securities and Exchange Commission on November 7, 2016.